As filed with the U.S. Securities and Exchange Commission on September 24, 2021

Registration No. 333-257126

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Fat Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27 Bukit Manis Road

Singapore, 099892
Telephone: 65-8590-2056

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168
Telephone: 1-800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW. Suite 900 Washington, D.C. 20001 (202) 689-2800	David M. Loev John S. Gillies The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, TX 77401 (713) 524 4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant(2)	11,500,000 Units	$10.00	$115,000,000	$12,547
Class A ordinary shares included as part of the units(3)	11,500,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—	(4)
Representative’s Class A ordinary shares	115,000 Shares	10.00	1,150,000	$125
Total			$116,150,000	$12,672	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2021

$100,000,000

Fat Projects Acquisition Corp

10,000,000 Units

Fat Projects Acquisition Corp is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination throughout this prospectus. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We will not be limited to a particular industry or geographic region in our identification and acquisition of a target company.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one redeemable warrant. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their shares of our Class A ordinary share upon the completion of our initial business combination, subject to the limitations described herein. We will have until 12 months from the consummation of this offering to consummate our initial business combination (such period may be extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). If we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, the time period will be extended by an additional three months for a total of up to 15 months; such extension will not require the deposit of any additional funds into the trust account and the public shareholders will not be offered the opportunity to vote on such extension. We may seek shareholder approval of the amendments to our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company at a meeting called for such purpose if we anticipate that we may not be able to consummate our initial business combination (i) within 12 months in the situation that we have not filed a proxy statement, registration statement or similar filing for an initial business combination within such 12-month period, or (ii) within 15 months in the situation that we have filed a proxy statement, registration statement or similar filing within such 12-month period. Public shareholders will be offered the opportunity to vote on or redeem their shares in connection with any such extension. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extension(s) we may, but are not obligated to, extend the Combination Period up to two times by an additional three months each time for a total of up to 18 months or 21 months, respectively, by depositing into the trust account for each three month extension $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case). In the event we elect to extend the deadline, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. If we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as further described herein.

Our sponsor, Fat Projects SPAC Pte. Ltd., a Singapore corporation, has agreed to purchase an aggregate of 2,715,000 placement warrants (or 2,865,000 placement warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant, for an aggregate purchase price of $2,715,000 ($2,865,000 if the over-allotment option is exercised in full). Each placement warrant will be identical to the warrant sold in this offering, except as described in this prospectus. The placement warrant will be sold in a private placement that will close simultaneously with the closing of this offering.

Our initial shareholders currently own an aggregate of 2,875,000 Class B ordinary shares (up to 375,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), Our Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of our initial business combination, on a one-for-one basis, subject to adjustment as described herein.

Up to ten qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management, and which we refer to as the anchor investors throughout this prospectus, have each expressed to us an interest in purchasing up to 990,000 units in this offering at the offering price of $10.00, and such allocations will be determined by the underwriters. The anchor investors as a group may purchase no more than 9,900,000 units in the aggregate (or 11,385,000 units in the aggregate if the underwriters’ over-allotment option is exercised in full), up to 99.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively. There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all ten anchor investors will participate in the offering. Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering our sponsor will sell 75,000 founder shares to each anchor investor at their original purchase price of approximately $0.009. If the anchor investors purchase all of the units which may be allocated to them, the substantial majority of units purchased in this offering will be held by the anchor investors and these investors will potentially have different interests than our other public shareholders, as further discussed in this prospectus. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering. However, if the anchor investors purchase all of the units which may be allocated to them, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq. For a discussion of certain additional arrangements with the anchor investors, see “Summary — The Offering — Expressions of Interest.”

Currently, there is no public market for our units, Class A ordinary shares, or warrants. We have applied to list our units on The Nasdaq Global Market, or Nasdaq, under the symbol “FATPU”. We expect that our units will be listed on The Nasdaq Global Market on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary share and warrants will be listed on Nasdaq under the symbols “FATP” and “FATPW”, respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 33 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.45	$4,500,000
Proceeds, before expenses, to us	$9.55	$95,500,000

(1)

Includes $0.35 per unit, or $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representative of the underwriters only on completion of an initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. In addition, we will issue EF Hutton, division of Benchmark Investments, LLC (“Hutton”), the representative of the underwriters, and/or its designees 100,000 Class A ordinary shares (115,000 if the over-allotment option is exercised in full), which we refer to herein as the “representative shares” as underwriter compensation in connection with this offering. See the section of this prospectus entitled “Underwriting” beginning on page 151 for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the placement warrants described in this prospectus, $100.00 million or $115.00 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case) will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about ________, 2021.

EF HUTTON

division of Benchmark Investments, LLC

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

This prospectus includes estimates regarding market and industry data and forecasts which are based on publicly available information, industry reports and publications, reports from government agencies and management’s estimates based on third-party data. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. The third-party industry sources referenced in this prospectus include, among others, McKinsey & Co., Bain & Company, Temasek, ISEAS – Yusof Ishak Institute. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, see “Risk Factors.”

This prospectus contains trademarks, service marks and trade names of other companies which are the property of their respective owners. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•	“amended and restated memorandum and articles of association” are to the third amended and restated memorandum and articles of association that the company will adopt prior to the consummation of this offering;

•	“anchor investors” are up to ten qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management and that have each expressed to us an interest in purchasing up to 990,000 units in this offering and have each agreed to purchase from our sponsor up to 75,000 founder shares (up to 750,000 founder shares in the aggregate) at their original purchase price of approximately $0.009 per share, subject to each anchor investor purchasing 100% of the units allocated to it, as further described herein;

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt;

•	“founder shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“initial shareholders” are to the holders of our founder shares prior to this offering (or their permitted transferees) not including the anchor investors who purchase units in the offering, if any;

•	“management” or our “management team” are to our officers and directors (including our director nominees that will become directors in connection with the consummation of this offering);

•	“ordinary resolution” are to a resolution adopted by the affirmative vote of at least a majority of the votes cast by the holders of the issued shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•	“placement warrants” are to the warrants to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any;

•	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•	“public warrants” are to warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“representative” are to EF Hutton, division of Benchmark Investments, LLC, who is the representative of the underwriters in this offering;

•	“representative shares” are to the 100,000 Class A ordinary shares issued to the representative or its designee (115,000 if the over-allotment option is exercised in full);

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“SPAC” are to special purpose acquisition companies;

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•	“special resolution” are to a resolution adopted by the affirmative vote of at least a two-thirds majority (or such higher threshold as specified in the company’s amended and restated articles of association) of the votes cast by the holders of the issued shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•	“sponsor” are to Fat Projects SPAC Pte. Ltd., a corporation registered under the laws of the Republic of Singapore;

•	“underwriters” are to the underwriters of this offering, for which the representative is acting as representative;

•	“warrants” are to our redeemable warrants, which includes the public warrants as well as the placement warrants and any warrants issued upon conversion of working capital loans; and

•	“we,” “us,” “our,” “company” or “our company” are to Fat Projects Acquisition Corp, a Cayman Islands exempted company.

Any forfeiture of shares described in this prospectus will take effect as a surrender of such shares for no consideration as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Unless otherwise stated in this prospectus, or the context otherwise requires, the information presented herein assumes that none of the anchor investors purchased 100% of the units that may be allocated to them. For a detailed discussion of the arrangements with the anchor investors, please see “Principal Shareholders — Expressions of Interest.”

Our Company

We are a blank check company incorporated on April 16, 2021 as a Cayman Islands exempted company, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters or other affiliates have engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital share exchange, asset acquisition or other similar business combination with us.

Our Market Opportunity

While we may pursue an acquisition or a business combination with a target in any business, industry or geography, we intend to focus our search on a target with operations or prospective operations that is technology-led in the areas of supply chain, transportation, logistics, finance, sustainability/ESG, food, agriculture, e-commerce, big data and/or take advantage of the monetization opportunities stemming from a rapidly growing middle class and their evolving consumption and digital needs in Southeast Asia. Our target company is not limited to companies already incorporated in Southeast Asia but companies globally that have solutions that can scale and are applicable to the Southeast Asian market. We define Southeast Asia to be principally the countries of Singapore, Malaysia, Indonesia, Thailand, the Philippines, and Vietnam, but also include emerging markets such as Cambodia, Laos, Myanmar, Brunei and Timor Leste.

According to McKinsey & Company, investors and multinationals are continually increasing their presence in Southeast Asian markets, which as a group already form one of the largest economies in the world, with a combined GDP of $3.2 trillion in 2019. Southeast Asia presents an attractive growth opportunity for investors given its large labor force (third largest in the world behind only China and India) and, according to HSBC, is forecasted to be the world’s fastest growing trade-bloc with exports estimated to hit $2.8 trillion by 2025. Indonesia, as an example, is expected to be the 4th largest economy in the world by 2030 with a GDP forecasted to exceed $10 trillion, pursuant to the research report by Wellington Capital Advisory (an independent capital advisory firm based in Jakarta and Singapore).

Both a challenge and an opportunity faced by corporations and organizations in Southeast Asia is the region’s wide breadth and diversity. For example, Indonesia is comprised of more than 17,000 islands and the Philippines has more than 7,000 islands. There is no unified currency. Monetary controls vary among the nations. According to the ISEAS – Yusof Ishak Institute (a Singaporean statutory board and research institution) there are over 70 million micro-businesses and small- and medium-sized enterprises employing over 140 million people, accounting for 99% of all businesses in the region.

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Technology companies (often incubated in Singapore and Indonesia) are creating solutions to solve for some of the challenges (e.g. GRAB’s incredible rise in Southeast Asia). This inflection point presents an opportunity for us to do an initial business combination with a company that can be scaled across the region, providing more unified regional solutions for corporations, organizations and consumers, yet tailored to the specific market needs. Our officers and advisors are predominantly based in the region, and hold senior positions as C-level executives, entrepreneurs, technology leaders, M&A specialists, global bankers and venture capitalists.

With a population of over 582 million, Southeast Asia exhibits high economic growth with GDP growth expected at 5% per annum through 2025 according to the International Monetary Fund (IMF). Supported by technological innovation, a growing young and middle-class population, increasing consumption, private sector expansion, and often favorable economic policies in the region, Southeast Asia’s digital economy is one of the fastest growing in the world.

According to the 2019 and 2020 e-Company SEA Reports by Google, Temasek and Bain & Company, Southeast Asia has a young and digitally native, mobile-first population, with approximately 400 million Internet users in 2020, growing from 360 million in 2019. 90% of internet users connect primarily through their mobile phones, and users on average spend 4.3 hours per day on the mobile internet. As of December 31, 2019, the number of digital consumers in Southeast Asia was 180 million or 50% penetration of 360 million internet users in 2019, still leaving significant room for further penetration. The size of selected technology led growth sectors by gross merchandise value is expected to grow to an estimated US$309 billion by 2025, representing 7% of Southeast Asia’s total 2025 nominal GDP, as forecasted by the IMF. The COVID-19 pandemic has driven an acceleration in adoption of digital services in Southeast Asia, with more than 1 out of 3 existing digital services consumers adopting new digital services. 90% of those consumers intend to continue their newfound habits post-pandemic.

According to “Driving into South East Asia’s 2020 Venture Capital Landscape”, a report released on February 19, 2020 by White Star Capital, Southeast Asia has received record venture capital funding over the last two years, and median deal sizes have doubled in the past three years - meaning that companies are progressing through development and through to exits. However, fewer than 15% of companies that raise a second round of funding go on to raise a third. White Star Capital predicts that there will be over 700 exits in Southeast Asia between 2023 and 2025, providing us with a wide selection of targets for our initial business combination.

Our Competitive Advantages

Our Operating Excellence

Our team has a rich operating track record with demonstrated ability to launch, operate and scale digital business, creating significant value for our stakeholders. We believe the collective experience of our team positions us uniquely to both assess promising candidates and support companies to success in achieving their short- and long-term objectives.

We have assembled a team of executives and entrepreneurs from some of the largest multinational companies in the world to lead and advise us. We have chosen our team based on their ability to provide relevant experience and networks and ensure the success of the SPAC and the continued growth of the business that is selected for our initial business combination. The team brings more than 100 years of relevant combined market experience in Southeast Asia, directly related to sustainability, finance, supply chain, e-commerce and big data and how to monetize B2C and B2B relationships in a digital world. The attractiveness of our SPAC is that we have a highly talented team and networks that can immediately add value to the company in our initial business combination.

We are global thinkers with a deep level understanding of the intricacies and cultures of Asian markets, how they work, and what it takes to be successful on the ground.

Our Transaction Experience and Sourcing Network

Our team has a rich and long track record as multinational executives, entrepreneurs, operators and investors equipping them with deep understanding of the entrepreneurial journey. Our team is highly regarded as thought leaders and mentors with a long history of successfully helping other founders and businesses in the region develop and scale their businesses.

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Our team has developed a large and deep network within the global technology and digital ecosystems and across Southeast Asia, including strong relationships with many successful founders, executives, venture capital, family offices, private equity, government-linked funds and a range of institutional investors. For example, Mr. Tristan Lo, our Co-Chief Executive Officer and Chairman of Board, sold the e-commerce company he founded (mums.sg) to JD.ID of Indonesia in 2016. JD.ID is an affiliate of JD.com (Nasdaq: JD) which is the 4th largest internet service and retail company in the world by revenue. David Andrada, our other Co-Chief Executive Officer and Chief Financial Officer, is an experienced global banker covering technology and other businesses in the Southeast Asia region and internationally. He has done numerous post M&A treasury integration across various publicly-traded companies in the energy, infrastructure, and a wide range of sectors throughout his banking career spanning Australia, Singapore and United States of America. Mr. Nils Michaelis, our President, Chief Operating Officer and Head of Mergers and Acquisition, has been at the forefront of digital transformation throughout his career and is a seasoned expert in identifying opportunities from digital technologies, designing new approaches and business models, and then executing and successfully scaling them through a combination of organic and M&A-driven growth. Throughout his career Mr. Michaelis has been driving M&A and the integration of acquisitions to accelerate and scale business for the corporations and the clients he has served – with significant M&A experience across Asia, Europe and North America.

Fat Projects Pte. Ltd., an affiliate of the sponsor, founded in 2015 by our Co-Chief Executive Officers, has invested in over half a dozen of companies in the region, including ipaymy.com; panamericana.sg; mums.sg; bamboobowls.com; and squiggler.com.au. Mr. Andrada and Mr. Lo bring a combined 40 years of senior global banking and entrepreneurship experience. These complimentary skill sets coupled with a deep understanding of how big companies work, the importance of agile and lean thinking to move, solve problems and scale fast, come together to provide a transformative approach to building and scaling businesses. Mr. Andrada and Mr. Lo also co-founded ipaymy.com, which is now a Series-A company backed by Beenext, an early stage venture capital firm with investments in 180 companies across 17 countries and 5 continents, and DG Ventures, an investment arm of Digital Garage Group, a company listed on the Tokyo Stock Exchange (Tokyo Stock Exchange 4819).

Additionally, we will fully leverage the extensive global network brought by members of our board of directors and advisors who have collectively led or otherwise significantly been involved in multi-billion mergers and acquisition across the global and have access to some of the most important conglomerates and affluent families in Southeast Asia in addition to companies across the USA, Europe, Israel and wider Asia Pacific. Their deep experience including C-level, NED and Advisory roles in Public companies further positions us well to source attractive prospects.

Our Commitment to Supporting Our Business Combination Partner

Our team is committed to ensuring the longer-term success of the business combination partner we will identify and pursue, and intend to bring our unique expertise, network and know-how in Southeast Asia to drive efficiencies and growth opportunities following a business combination.

Our rich transaction and operating experience make us well-suited to guide our partner through a variety of macro-economic and industry cycles as they build and scale their business, and help them assess potential strategic opportunities as the technology and competitive landscape continues to evolve at pace. Our team is committed to leveraging its large network globally to help our partner find and attract the best available talent and operate with excellence.

We define the success of the SPAC as the success of the target post-acquisition and the value creation. The Sponsor team are highly committed to play a significant role in the success of the target post-acquisition and are open to participate in an executive, non-executive or advisory type of role as required by the merged company. Members of our team will also proactively open up their own network for potential partnerships, government access, links to multinational corporations and technology support to help the merged company to scale.

Our Executive Management Team, Directors and Advisors

Our officers, directors, and advisors consist of seasoned investors and industry executives with an extensive track record of identifying, investing in, building, operating, and advising leading businesses. In particular, the team possesses a deep understanding of the technology space and market opportunities - both globally and in our focus region. We believe our management team, together with the support of our advisors and directors, is well-positioned to identify and access a differentiated range of investment opportunities in the technology led growth sectors by capitalizing on their reputation and deep network of relationships.

Executive Management Team

Tristan Lo, Co-Chief Executive Officer and Chairman of the Board

Mr. Lo serves as our Co-Chief Executive Officer and Chairman of the Board. Since May 2015, Mr. Lo has served as a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he identifies strategic partnership opportunities, guides equity investment strategy, and leads operations of the firm’s portfolio of companies. Mr. Lo has been a lifelong entrepreneur, starting his first company in advertising and marketing while completing his Business Degree at the University of Technology Sydney. Thereafter, he founded companies in Australia including a portfolio of telecommunication retail stores, online accredited training businesses, and a portfolio of hotel businesses. In March 2013, Mr. Lo moved to Singapore and became the founder and Chief Executive Officer of Mums.sg, an e-commerce B2C company. While at Mums.sg, Mr. Lo grew the e-commerce business from inception to operations across Singapore and further expanded by acquiring a complimentary e-commerce company in Hong Kong. In 2016, Mr. Lo, subsequently negotiated a majority sale to JD.ID, an e-commerce company based in Jakarta, Indonesia, part of NASDAQ listed JD.com. JD.com is widely recognized as one of the leading e-commerce companies in the world. Following the sale to JD.ID Mr. Lo spent 18 months on the ground in Jakarta helping build their Indonesian operations from infancy. Mr. Lo is an experienced operator scaling businesses via organic growth and mergers and acquisition across Asia Pacific. In October 2018, Mr. Lo became a director of Panamericana Pte. Ltd., a Singapore food and beverage company. In October 2019, Mr. Lo co-founded Clean Eats & Co Pte. Ltd., a Singapore food technology company and has been the chief executive officer thereof since then. Mr. Lo holds a Bachelor of Business, Marketing and E-Business from University of Technology Sydney.

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David Andrada, Co-Chief Executive Officer and Chief Financial Officer

Mr. Andrada serves as our Co-Chief Executive Officer and Chief Financial Officer. Since May 2015, Mr. Andrada has served as a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he helps guide the firm’s capital raisings and M&A activity. Since September 2020, Mr. Andrada serves as the Chief Financial Officer of Clean Eats & Co Pte. Ltd., a Singapore company focusing on food technology, and a non-executive director for ipaymy.com - a financial technology company headquartered in Singapore with operations in Malaysia, Hong Kong and Australia. Mr. Andrada also advises several Small/Mid Cap companies in Southeast Asia on corporate finance projects, go-public and mergers and acquisitions strategies in industries including technology, telecommunications, energy and infrastructure. Mr. Andrada is a seasoned and globally recognized banking executive having held senior positions with HSBC Group from September 2014 through August 2020, and Bank of America Merrill Lynch across Sydney, Singapore and the United States. His last role at HSBC was Global Sector Head (from September 2017 through August 2020) spending most times between Houston and London, where he was globally responsible for the firm's institutional relationships in the Oil & Gas, Metals & Mining, Chemicals and Utilities sectors managing corporate investments, post-M&A treasury integration, digitization and treasury transformation projects. He led a team of senior banking professionals across Europe, Americas, Asia Pacific and Middle East covering some of the world's largest companies for their corporate treasury service’s needs. Prior to moving to Houston, Mr. Andrada was based out of Singapore where he was Asia Pacific Sector Head for the firm from 2014 through September 2017. Prior to this, he was Vice President at Bank of America Merrill Lynch in Sydney helping multinational companies in Asia Pacific with their Digital Transformation programs in Treasury and Supply Chain. Mr. Andrada holds a Bachelor of Commerce, Major in Management of Financial Institutions from De La Salle University, and took further post graduate studies at The University of Sydney Business School.

Nils Michaelis, President, Chief Operating Officer & Head of Mergers & Acquisition

Mr. Michaelis serves as our President, Chief Operating Officer and Head of Mergers & Acquisition. Mr. Michaelis’ career spans 24 years, multiple industries and geographies, having held leadership positions for world-leading consultancies such as McKinsey & Company, Accenture, and corporations such as Bertelsmann and American Express. Mr. Michaelis has been at the forefront of digital transformation throughout his career and is a seasoned expert in identifying opportunities from digital technologies, designing new approaches and business models, and then executing and successfully scaling them through a combination of organic and M&A-driven growth. Throughout his career Mr. Michaelis has been driving M&A and the integration of acquisitions to accelerate and scale business for the corporations and the clients he has served – with significant M&A experience across Asia, Europe and North America. Since August 2013, Mr. Michaelis has been based in Singapore and held senior leadership roles at Accenture as Managing Director responsible for Digital in Southeast Asia and most recently as the responsible for transformation in consumer facing industries for the Growth Markets region (APAC, Africa Middle East and Latin America), designing and executing integrated technology-led transformation journeys for his clients across experience, enablement and efficiency layers. Mr. Michaelis is deeply entrenched into the global innovation and technology ecosystems and a recognized thought leader for corporations, tertiary institutions and government-linked enterprises. Mr. Michaelis holds a Master of Business Administration from Leuphana University of Lüneburg.

Non-Executive Directors

We intend to be actively involved in the strategy and operations of our target companies and have assembled a number of seasoned corporate executives and professional advisors to serve as our independent directors. These executives have been chosen for their extensive sector experience – within mergers and acquisitions, venture capital/private equity and technology sectors – or for their extensive executive and operational experience in managing successful and often disruptive high-growth companies and financial strategies. Our independent directors will provide a broad network of operational experience, various industry perspectives, and management capabilities to supplement our management’s network of potential target opportunities.

Abel Martins Alexandre, Audit Committee Chair

Mr. Martins Alexandre has 25 years of experience that spans international banking and FTSE100 corporate on four continents, with an acute understanding of business strategy and development, corporate finance and M&A, governance and risk management. Mr. Martins Alexandre has worked on around 100 structured and corporate finance transactions in his career, in advanced as well as emerging markets, and developed and implemented a number of strategies across new business activities, asset restructuring and corporate reorganization. In the last five years, Mr. Martins Alexandre contributed significantly to the build-up of the commercial activities of Rio Tinto in Singapore as part of his position in the Commercial Senior Leadership Team, having created a new treasury function and operating model, centralized commodity trading and trade finance activities, and developed a technology transformation roadmap. Mr. Martins Alexandre was the Chief Development Officer of Rio Tinto from December 1, 2014 to June 30, 2016, its Head of Commercial Treasurer from July 1, 2016 to May 31, 2019, and Group Treasurer from June 1, 2019 to March 31, 2020. He was most recently a member of Finance Senior Leadership Team in his capacity as Treasurer for the Group (in charge on all global treasury, corporate and project finance, pensions and investments, and insurance activities) and played a key role in aligning sustainability to corporate finance, progressing technology transformation, and funding of mega projects. Mr. Martins Alexandre has a very strong and proven combination of strategic thinking, finance expertise, business acumen and leadership. Recent accolades include best Treasury team in Asia in 2018 and 2019, and one of the Top 100 FinTech influencers in Southeast Asia according to Lattice80. Mr. Martins Alexandre holds a Bachelor of Philosophy from Paris-Sorbonne University, Master of Business from Toulouse Business School, and Master of Business Administration from London Business School.

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Christina (Tina) Wyer, Chairman of Compensation Committee

Mrs. Wyer has over 23 years’ experience, holding several C-suite roles, responsible for driving major change and transformation agendas across both the business and technology domains. Her work in the United States, Australia and Singapore gives her a unique perspective of the business functions, regulatory, controls and opportunity landscape across diverse disciplines, geographies and cultures. Mrs. Wyer recently retired from J.P. Morgan Chase as a Managing Director after a successful 17-year career, carrying numerous senior roles including: Firmwide Chief Data Officer in New York office (from August 2014 to April 2017), Asia Chief Technology Officer for Corporate Technology in Singapore office (April 2017 to August 2020), and Australia & New Zealand Chief Financial Officer (CFO) in Sydney office. Mrs. Wyer commenced her career at KPMG and BearingPoint thereafter, where she has led major systems transformation, Basel II and ERP implementation projects in Australia and the U.S. Mrs. Wyer’s merger and acquisition experience includes substantial involvement in the merger of Bank One with and into J.P. Morgan Chase, J.P. Morgan Chase’s sell of its corporate trust business to Bank of New York, and J.P. Morgan Chase’s acquisition of retail banking and regional middle-market businesses from Bank of New York. Mrs Wyer holds a Bachelor of Commerce from Deakin University in Burwood, Melbourne, and she is a Chartered Accountant qualified in Australia and New Zealand, and award winner of the 2020 Singapore Top 100 Women in Technology.

Stanton Sugarman

Mr. Sugarman’s 30-year career has seen him playing pioneering roles in the digitization of advertising, media & content, and most recently driving SaaS in the fastest growing region of the world. Mr. Sugarman has worked across the globe with leadership roles in North America, Europe and across the Asia Pacific region. Since May 1, 2021, Mr. Sugarman serves as the Chief Commercial Officer and Co-owner of the GAIA AG (global leader in Digital Therapeutics). Mr. Sugarman brings a deep understanding of the tech landscape and its evolution coupled with extensive insight into how to drive mass adoption for both B2C and B2B settings. Mr. Sugarman has contributed significantly to the rapid growth of SaaS business models – especially in the areas of marketing, sales, CRM and commerce, previously defining the customer adoption strategy for the C-Suite for Salesforce in Europe and Asia Pacific and was responsible for the Enterprise Key Account Business as the Chief Customer Officer APAC for Salesforce based out of Singapore. He is deeply entrenched into the start-up ecosystems in Silicon Valley, Germany and Southeast Asia and has been an active advisor and mentor to many start-ups. Mr. Sugarman served as Non-Executive Director for Unilever’s DACH Entity from September 2015 to August 2019. Mr. Sugarman was the Senior Vice President of Salesforce (San Francisco Bay office) from January 2016 and August 2019, and its Chief Customer Officer APAC from September 2019 to April 2021. Mr. Sugarman holds a BA (cum laude) from the University of California at Berkeley and a Master of Business Information Systems from the Rotterdam School of Management at Erasmus University and has a very strong and proven combination of pioneering business models and scaling them with clear business insight and acumen.

Samir Addamine

Mr. Addamine is a serial entrepreneur and innovation leader in the technology industry. He is well recognized as an expert in mobile and digital marketing and has advised some of the world’s leading brands on how to move towards a mobile-driven ecosystem. He founded ClicMobile in 2003, a mobile digital agency that focuses on the evolving digital world and shifting technological landscape. He was a senior executive at Framfab (a Swedish internet service company), where he developed mobile applications as well as mobile go-to-market strategies for businesses. In 2012, Mr. Addamine developed mobile applications (Follow-apps) to help enterprise companies build and grow successful mobile channels via an industry-leading analytics and engagement solution. In April 2014, Mr. Addamine incorporated FollowAnalytics, Inc., a Delaware corporation, to further develop Follow-apps. Today, FollowAnalytics is a fast-growing global leader in no-code/low-code mobile development. It is headquartered in San Francisco with offices in New York, Montreal, and Paris. Key partners include Salesforce, Adobe, and Microsoft, who recommend, distribute, and integrate FollowAnalytics solutions. Mr. Addamine is on the board of promising startup companies such as Zendoc, and is a strong advocate of digital transformation via mobile and No-code/Low-code software. He is also currently a board member on the Forbes technology council. Mr. Addamine received a Bachelor of Computer Science and Electrical Engineering from University Bourgogne France-Comté in 1993, and a Master of Business Development from Novancial Business School in Paris in 1995.

Alejandro Lopez Bono (Alex Bono)

Mr. Bono has more than 23 years of experience in Asia and Europe with a strong track record in digital and technology across large corporations and technology start-ups. He has experience both as an entrepreneur and intrapreneur. Mr. Bono has a proven track-record and hands-on knowledge of building and monetizing companies from zero to large size. He was the winner of the prestigious award “Top 50 HK Leaders in Retail” 2018, Best Hong Kong eCommerce platform 2018. Currently, Mr. Bono is the Chief Digital Officer of DKSH based in Singapore, providing digital leadership to the market expansion service company with $11.6 billion revenue in 2020 (SIX Swiss Exchange: DKSH), developing and implementing digital transformation across 36 countries and 4 large business units with strong focus on innovative business models. Prior to DKSH, he was CEO of Habbitzz Ltd in Hong Kong, a successful eCommerce company (owned by PCCW) and acted as Senior Vice President of eCommerce with PCCW Ltd, a Hong Kong-based information and communications technology company. Mr. Bono successfully created a proprietary consumer eCommerce business for PCCW. He was also leading the area of Innovation and Digital Transformation building innovative businesses and new revenue sources. His entrepreneurial journey includes the co-founding of Moms Asia Holdings in Singapore, in which JD.com (Nasdaq: JD) took a controlling equity investment, being the Founder & Managing Director of MKKO Ventures in Singapore as well as being a member of the Groupon co-founding team in Spain. Mr. Bono holds an International MBA from IE Business School in Madrid, Spain. He also holds a master’s degree in Computer Science and a master’s degree in E-Commerce from Polytechnic University of Valencia.

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Senior Advisory Board

On the effective date of this registration statement, we will form a Senior Advisory Board, who will assist our management team in sourcing suitable acquisition targets, provide business insights when we assess potential business combination targets and as we work to drive additional value in the business that we acquire. The members of the Senior Advisory Board will be as follows:

Alan Beattie

Mr. Beattie was one of HSBC Group's distinguished Executive Leaders having joined the firm in 1988 as an international manager and has had a wide range of experience in banking in Asia, Europe, Latin America and the Middle East. Having been born and raised in Singapore, Mr. Beattie is passionate about the opportunity in Southeast Asia and other parts of Asia, and will be bringing his deep banking knowledge coupled with leadership and corporate governance expertise. Mr. Beattie’s most recent role at HSBC was Global Head & CEO Private Wealth Solutions and previously was Regional Head of Latin America Commercial Bank as well as Deputy CEO Europe. In 2014 to 2017, Mr. Beattie took a break from banking and worked in Australia in executive and advisory roles in various sectors of the financial markets; ranging from venture capital to fintech, and included a stock market listing. Mr. Beattie was key in launching CP Ventures where he was Chief Funding Advisor and Chair of Venture Fund Investment Committee. Throughout his career, Mr. Beattie has been actively involved in many M&A transactions and the setting and implementation of strategies across multiple markets. Mr. Beattie has been board member to various HSBC entities in 12 countries. More relevant to Southeast Asia, Mr. Beattie is now Advisory Board Member to ASEAN Business Partners which is a multidisciplinary Management Consulting Firm in the region. Mr. Beattie holds a master’s degree in Economics from the University of Edinburgh, a master’s degree in International Banking & Finance from Heriot-Watt University, and has carried out further executive education at INSEAD.

Jonathan Cohen

Mr. Cohen is a serial entrepreneur based out of Singapore for over 10 years. Initially in the gaming industry, and most recently as the CEO of Paneco.com, the largest E-commerce alcohol company in South East Asia – which he launched in 2017. Mr. Cohen brings a deep understanding of how to take companies from inception to growth stage and all the way to a successful exit. He is highly skilled in building powerful ecosystems across corporate and start-ups and leveraging them to drive growth and value. Prior to his entrepreneurial ventures, Mr. Cohen spent time between New-York and Tel Aviv as a senior executive in a leading global consultancy firm and as an M&A lawyer for one of the largest Israeli law firms, Balter, Guth, Aloni & Co. He has led numerous international M&A transactions and is providing significant insights into the valuation and structuring of global deals. Mr. Cohen is deeply entrenched in the Asia Pacific and Israeli tech ecosystems where he has been advising and investing in start-ups for many years.

Shinta Dhanuwardoyo

Ms. Dhanuwardoyo is a tech industry veteran and trailblazer, the award-winning entrepreneur that has impacted Indonesia’s digital landscape in countless ways. Ms. Dhanuwardoyo is the founder of Bubu.com,  a full-service data-driven digital agency (including full-service gaming and esports). Previously, Ms. Dhanuwardoyo was the CEO of Plasa.com (now Blanja.com), a Telkom Indonesia owned e-commerce marketplace, and the Managing Partner at Nusantara Ventures, a pioneering technology venture capital fund in Indonesia aimed at helping entrepreneurs create and grow market-leading digital media companies throughout the region. As one of Indonesia’s leading authorities on information and telecommunications technology, Ms. Dhanuwardoyo has also been instrumental in fostering valuable ties with Silicon Valley. At the end of December 2019, Ms. Dhanuwardoyo launched a new venture called Startupindonesia.co, an online platform to help connect all the startup ecosystems in Indonesia, which is looking to democratize network and knowledge for Indonesia’s tech startup ecosystem, especially those with a strong socio-economic impact. Ms. Dhanuwardoyo is currently the head of the permanent committee for Digital Business, e-Commerce and Startups Development at the Chamber of Commerce and Industry of Indonesia (KADIN).  Ms. Dhanuwardoyo has also recently been appointed to the Board of Trustees for Asia Gender Network under the Asia Venture Philanthropy Network in partnership with Gates Foundation, which is committed to accelerating capital towards causes that improve outcomes for women and girls throughout the region.

Ziad Kabbara

Mr. Kabbara has over 20 years’ experience in a wide range of finance and banking roles. Based in Los Angeles, Mr. Kabbara is now a personal investor, cryptocurrency enthusiast and day trader. Previously based in New York City, Mr. Kabbara led the Transport, Aviation, Logistics and Professional Service sales teams globally for HSBC Bank for the firm’s Global Liquidity and Cash Management Division. He previously led the firm’s US Regional West sales team, which covered a broad spectrum of US and International based clients mostly in the technology sector. Prior to this, Mr. Kabbara was a member of the Global Banking & Markets sales team dedicated to leveraging HSBC's relationships in order to grow the bank's foreign exchange, interest rates and metals market share along the USA’s West Coast. Until 2014, he was working from San Francisco with corporate and institutional clients, helping them navigate the difficult task of expanding globally, highly focused on guiding Silicon Valley technology companies into Asia. Mr. Kabarra started his HSBC career in the corporate sales team after joining from Commonwealth Bank of Australia in 2010. In this role, he focused on growing the international footprint of publicly traded Australian mining, engineering, metal distribution and construction companies. Prior to Commonwealth Bank of Australia, Mr. Kabbara also worked for AMP Financial, the Virgin Money Group and global service provider Teletech.

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Axel Winter

Mr. Winter is the Chief Digital Officer for Siam Piwat Group, a Bangkok-based luxury mall operator, and retail and development company. Mr. Winter is also an advisor to X-Spring Group, building a token-based investment business, investor and venture partner in Thailand. He has been a tech leader in Southeast Asia since 1994, having held Chief Technology Officer positions for numerous companies specifically in the finance and retail sectors, with most recent roles for Central Retail Corporation in Bangkok and prior to that as the Global Head Enterprise Architecture & Technology Strategy for Standard Chartered Bank. Mr. Winter has also held leadership positions for tech consultancies such as Accenture and enterprises such as GE Capital and Cisco Systems in Thailand. He is a highly regarded expert for digitization and business transformation, is well known for challenging industry paradigms and consistently striving for integrating new technologies for achieving true impact and change. He is a core member of the Thai start-up ecosystem both as an advisor, co-founder of several start-ups, and as a venture partner for Alpha Founders Capital. Mr. Winter’s public markets experience includes his senior contribution to the initial public offering of Central Retail Corp, the world’s second-highest ranking retail IPO in the year of 2020 (according to Yahoo Finance).

Business Strategy

Our business strategy is to identify and consummate an initial business combination with a company with operations or prospects in Southeast Asia’s new growth sectors. We intend to focus on companies that complement the experience of our management team and can benefit from the team’s deep local operational expertise on the ground in Southeast Asia. Our selection process will leverage our management team’s and our sponsor’s broad and deep network of relationships, industry expertise and proven deal-sourcing capabilities, providing us with a strong pipeline of potential targets. Our management and sponsor have experience in:

•	investing and building businesses in the technology led growth sectors;

•	managing and operating companies, setting and changing strategies, and identifying, mentoring and recruiting top-notch talent;

•	developing and growing companies, both organically and inorganically, and expanding the product ranges and geographic footprints of portfolio businesses;

•	executing multi-billion merger and acquisition projects and implementing strategies and policies to accelerate growth and create integrated value chains;

•	sourcing, structuring, acquiring and selling businesses in various markets;

•	partnering with other industry-leading companies to increase sales and improve the competitive position of companies;

•	fostering relationships with users, sellers, capital providers and target management teams; and

•	accessing the capital markets across various business cycles, including financing businesses and assisting companies with the transition to public ownership.

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Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, though we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to focus on businesses with:

•	Operations or prospects in technology led growth sectors in Southeast Asia. Based upon our management team’s experience, we believe we will have increased access to investment opportunities and a competitive advantage in our ability to negotiate a business combination with potential targets in Southeast Asia’s technology led growth sectors. Our management team’s extensive experience and network of contacts provide them with an opportunity to source a target, evaluate a target, consummate a business combination with the target and help grow the target’s business.

•	Strong management team and culture. We intend to acquire one or more businesses that have strong and complimentary management teams with a proven track record of driving sustainable growth, building long-term competitive advantage and making sound strategic decisions, as well as operating with a transparent corporate culture anchored in strong values benefiting shareholders and the communities they engage in.

•	Large addressable markets. We intend to invest in one or more businesses that address a large market that creates the opportunity for attractive long-term growth prospects. Focus on targets that have the potential to outperform in growing and evolving total addressable markets (TAMS) and the total desirable markets (TDMS).

•	Scalability. We seek to invest in one or more businesses that will be able to significantly scale their operations to take advantage of their opportunities. We intend to leverage our experience in scaling businesses in order to help accelerate growth.

•	Sound fundamentals with the potential to further improve their performance under our ownership. We believe our management team’s experience in our target sectors as well as their network of industry contacts will create opportunities to enhance the revenue and operational efficiencies of the target business, and potentially generate higher returns for our investors.

•	Market leadership. We intend to seek one or more targets that have a leading presence across an industry or segment or have leading technology or product capabilities.

•	Appropriate valuations. We intend to be a disciplined and valuation-centric investor that will invest on terms that we believe are attractive relative to market comparables and intrinsic value that provide significant upside potential.

•	Opportunities for inorganic growth. We intend to seek companies that can serve as a platform for future synergistic acquisitions, and can benefit from the public currency afforded by access to equity capital markets.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and our sponsor and their respective affiliates and related entities and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team and members of our sponsor and their respective affiliates and related entities have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

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We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

In addition to our sponsor, members of our management team may directly or indirectly own our ordinary shares and/or placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a definitive agreement regarding our initial business combination.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses, and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

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To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Corporate Information

Our executive offices are located at 27 Bukit Manis Road, Singapore, 099892, and our telephone number is 65-8590-2056.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary share that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act. Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th.

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The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

• one Class A ordinary share; and

• one redeemable warrant.

Proposed Nasdaq symbols	Units: “FATPU” Class A ordinary shares: “FATP” Warrants: “FATPW”

Trading commencement and separation of Class A ordinary shares and warrants	The units will begin trading on or promptly after the date of this prospectus. We expect the Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place 3 business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

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Units:

Number outstanding before this offering and the private placement	0

Number outstanding after this offering	10,000,000(1)

Ordinary shares:

Number outstanding before this offering	2,875,000 (2)

Number outstanding after this offering	12,600,000(1)(3)

Warrants:

Number of placement warrants to be sold in a private placement simultaneously with this offering	2,715,000(1)

Number of warrants to be outstanding after this offering and the private placement	12,715,000(1)

Exercisability	Each warrant is exercisable to purchase one Class A ordinary share, subject to adjustment as provided herein.

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Represents 2,875,000 founder shares classified as Class B ordinary shares, which are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.” The 2,875,000 founder shares include an aggregate of up to 375,000 founder shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)	Comprised of 10,000,000 public shares and 2,500,000 founder shares, assuming 375,000 founder shares have been forfeited, and 100,000 ordinary shares issuable to the representative upon the consummation of this offering.

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Exercise price	$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary share during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:

• the completion of our initial business combination, and

• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed we will use our best efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire at 5:00 p.m., New York City time, 5 years after the completion of our initial business combination or earlier upon redemption or liquidation.  On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

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Expressions of Interest

Up to ten anchor investors have each expressed to us an interest in purchasing up to 990,000 units in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters. The anchor investors as a group may purchase no more than 9,900,000 units in the aggregate (or 11,385,000 units in the aggregate if the underwriters' over-allotment option is exercised in full), up to 99.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own (other than the founder shares) at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to the ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is no guarantee that all ten anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

If the anchor investors purchase all of the units which may be allocated to them (99% of the units in this offering), the substantial majority of units purchased in this offering will be held by the anchor investors. These anchor investors will potentially have different interests than our other public shareholders, since, among other matters, their investments in the founder shares will generally be worthless if we do not consummate an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), and these investors will benefit more than our public shareholders from our completion of an initial business combination and may benefit from an initial business combination even if our public shareholders experience a loss. Accordingly, these investors may be more likely to favor any proposed initial business combination transaction even if our public shareholders do not favor the transaction. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares. As disclosed below, the anchor investors will agree, pursuant to the investment agreements, to vote any founder shares held by them in favor of our initial business combination, regardless of how our public shareholders vote. If the anchor investors purchase all of the units which may be allocated to them (99% of the units issued in this offering), such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq.

Each anchor investor has entered into a separate investment agreement with us and our sponsor pursuant to which each anchor investor agreed to purchase 75,000 founder shares from our sponsor at the closing of this offering, subject to such anchor investor’s acquisition of 100% of the units allocated to it by the underwriters in this offering. Pursuant to the investment agreements, the anchor investors have agreed to (a) vote any founder shares held by them in favor of our initial business combination and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our sponsor and independent directors. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering.

For information on how the anchor investors' purchase of our units may impact our liquidity, see “Risk Factors — Potential participation in this offering by our anchor investors could reduce the public float for our shares.”

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending 3 business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

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If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Please see the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” for additional information.

Founder shares	On April 22, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. Prior to the initial investment in the Company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after this offering (excluding the representative shares). If we increase or decrease the size of this offering, we will effect a share capitalization, a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the representative shares). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. Up to 375,000 founder shares held by our sponsor will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial shareholders will maintain ownership of 20% of our ordinary shares after this offering (excluding the representative shares). Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering our sponsor will sell 75,000 founder shares to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price. We will effect a share dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

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The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

• prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution;
• in a vote to continue the company in a jurisdiction outside the Cayman Islands (which requires a special resolution), holders of our founder shares will have ten votes for every founder share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•	our sponsor, senior advisors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period or up to 21 months from the closing of this offering at the election of the Company in two separate three month extensions subject to satisfaction of certain conditions, including the deposit of up to $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case) for each three month extension, into the trust account, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), or (B) with respect to any other provision relating to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months (or 15 months or up to 21 months if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame;

•	pursuant to the letter agreement, our sponsor, senior advisors, officers and directors have agreed to vote any founder shares held by them and any public shares they may acquire during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we obtain the approval of an ordinary resolution. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our founder shares, we would need only 550,001 or 5.5%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised, and that the initial shareholders and anchor investors do not purchase any units in this offering or units or shares in the after-market and the representative shares are voted in favor of the initial business combination ). In the event that all of our ordinary shares are voted, we would need 3,700,001 or 37.0%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised, and that the initial shareholders and anchor investors do not purchase any units in this offering or units or shares in the after-market and the representative shares are voted in favor of the initial business combination); and

•	the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•	the anchor investors will not be entitled to (i) redemption rights with respect to any founder shares held by them in connection with the completion of our initial business combination, (ii) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months from the closing of this offering (or 15 months or up to 21 months if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), or (iii) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months or up to 21 months if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame). In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination; and

•	the founder shares are entitled to registration rights.

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Transfer restrictions on founder shares	Except as described herein, Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (or ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) 6 months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (i) the last reported sale price of our Class A ordinary share equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and other transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) if we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.

Founder shares conversion and anti-dilution rights	The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for share subdivisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of this offering (excluding the placement warrants and underlying securities and the representative shares) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units and their underlying securities issued to our sponsor or its affiliates upon conversion of working capital loans made to us). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

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Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution. These provisions of our amended and restated memorandum and articles of association may only amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting. Additionally, in a vote to continue the company in a jurisdiction outside the Cayman Islands (which a special resolution), holders of our founder shares will have ten votes for every founder share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection without initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder of one vote.

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Placement Warrants	Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 2,715,000 placement warrants (or 2,865,000 placement warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant ($2,715,000 in the aggregate or $2,865,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each placement warrant is identical to the warrants offered by this prospectus, except as described below. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or placement warrants, which will expire worthless if we do not consummate a business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto, to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the completion of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination within 12 months from the completion of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or if we liquidate prior to the expiration of the 12-month period (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 12-month period (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

Transfer restrictions on placement warrants	The placement warrants (including the Class A ordinary shares issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders-Restrictions on Transfers of Founder Shares and Placement Warrants”.

Representative shares	We will issue 100,000 Class A ordinary shares (115,000 if the underwriter’s exercise their over-allotment option in full) to the representative or its designee, for nominal consideration. The holders of the representative’s shares have agreed (i) that they will not transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination, (ii) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (iii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). The representative’s shares are deemed to be underwriters’ compensation by FINRA pursuant to FINRA Rule 5110. The representative share will have registration rights.

Proceeds to be held in trust account	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the placement warrants, $100,000,000, or $10.00 per unit ($115,000,000, or $10.00 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.

These proceeds include $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

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Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds from this offering and the sale of the placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $100,000 of pre-tax interest annually assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

Unless and until we complete our initial business combination, we may pay our expenses only from:

• the net proceeds of this offering and the sale of the placement warrants not held in the trust account, which will be approximately $850,000 in working capital after the payment of approximately $865,000 in expenses relating to this offering; and

• any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.

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Conditions to completing our initial business combination	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination target, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination target, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. There is no limitation on our ability to raise funds privately, or through loans in connection with our initial business combination. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares and/or other equity interests of a target.

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In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares and public warrants by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, senior advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or warrants our sponsor, initial shareholders, directors, officers, senior advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, apart from the purchase of the placement warrants, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, initial shareholders, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

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The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share, however, there is no guarantee that investors will receive $10.00 per share upon redemption. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, senior advisors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination., but they will be entitled to redemption rights with respect to any public shares held by them.

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Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or share exchange listing requirements. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s shareholder approval rules.
If shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:
• conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
• file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the then outstanding ordinary shares present and entitled to vote at the meeting to approve the initial business combination are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the Company representing a majority of the voting power of all outstanding shares of the Company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares acquired by them during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our founder shares, we would need only 550,001 or 5.5%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming only the minimum number of shares representing a quorum are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and that the initial shareholders do not purchase any units in this offering or units or shares in the after and the representative shares are voted in favor of the initial business combination). In the event that all our outstanding shares are voted, we would need 3,700,001 or 37.0%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised, and that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and the representative shares are voted in favor of the initial business combination).

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We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
• file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.
Such provisions may be amended if approved by a special resolution.
Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, we will not redeem any public shares unless our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.

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Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our amended and restated memorandum and articles of association will provide that we will have only 12 months from the closing of this offering to complete our initial business combination (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period). We may seek shareholder approval of the amendments to our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company for any extension beyond 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period) at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on or redeem their shares in connection with any such extension beyond such 12-month or 15-month period. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extensions(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination twice, for an additional three months each time, up to 21 months by depositing into the trust account for each three month extension $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case). In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. If we are unable to complete our initial business combination within such 12-month period (or 15-month or up to 21-month period if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under the laws of Cayman Islands to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or 15-month or up to 21-month period if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).
Our sponsor, senior advisors, officers and directors have entered into a letter agreement with us pursuant to which they have agreed to waive their rights to liquidating distributions with respect to any founder shares if we are forced to liquidate. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission in the event we do not complete our initial business combination and subsequently liquidate and, in such event, the deferred fees will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. If our sponsor, our directors, our officers, the anchor investors, underwriter or any of their respective affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame

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Ability to extend time to complete business combination	If we anticipate that we may not be able to consummate our initial business combination within 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period), we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the trust account $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case), on or prior to the date of the applicable deadline, for each of the available three-month extensions, providing a total possible business combination period of 21 months at a total payment value of $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full ($0.30 per unit in either case). Any such payments would be made in the form of non-interest-bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant, which warrants will be identical to the placement warrants. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. In the event we receive notice from our sponsor five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited.

Limited payments to insiders	There will be no finder’s fees, reimbursement, consulting fee, non-cash payments, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering and the sale of the placement warrant held in the trust account prior to the completion of our initial business combination:

• Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
• Payment to Fat Ventures Pte. Ltd., an affiliate of our sponsor, of $10,000 per month, for up to 12 months (or 15-month or up to 21-month period if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), for office space, utilities and secretarial and administrative support;
• Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and
• Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be used to purchase additional warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates.

Audit Committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

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Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than the independent public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

•	we are a newly incorporated Cayman Islands exempt company with no operating history and no revenues;

•

our ability to continue as a “going concern”;

as a result of the low initial price paid by our sponsor and the anchor investors for the founder shares, our sponsor, its affiliates and our management team as well as the anchor investors stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public shareholders.

•	we may not be able to complete our initial business combination within the prescribed time frame;

•	you will not have any rights or interests in funds from the trust account, except under certain limited circumstances;

•	negative interest rate for securities in which we invest the funds held in the trust account;

•	our shareholders may be held liable for claims by third parties against us;

•	if third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share;

•	subsequent to completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges;

•	conflicts of interest of our sponsor, officers and directors and our anchor investors;

•	we may have a limited ability to assess the management of a prospective target business;

•	our public shareholders may not be afforded an opportunity to vote on our proposed business combination;

•	the absence of a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree;

•	we may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you;

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•	we may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants;

•	our competitors have advantages over us in seeking business combinations;

•	we may be unable to obtain additional financing;

•	our warrants may have an adverse effect on the market price of our ordinary shares;

•	we may issue additional equity and/or debt securities to complete our initial business combination;

•	our sponsor controls a substantial interest in us;

•	if we seek shareholder approval of our initial business combination, our sponsor, who controls a substantial interest in us, has agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote;

•	the ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, may not allow us to complete the most desirable business combination or optimize our capital structure, and will increase the probability that our initial business combination would be unsuccessful;

•	lack of protections normally afforded to investors of blank check companies;

•	possibility of losing the ability to redeem all shares equal to or in excess of 15% of our ordinary shares if we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules;

•	Nasdaq may delist our securities from trading on its exchange;

•	we will likely only be able to complete one business combination with the proceeds of this offering and the sale of the placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services;

•	we are not registering the ordinary shares issuable upon exercise of the warrants sold as part of the units in this offering at this time, and such registration may not be in place when an investor desires to exercise such warrants;

•	shares being redeemed and warrants becoming worthless;

•	events which may result in the per-share amount held in our trust account dropping below $10.00 per public share;

•	our directors may decide not to enforce the indemnification obligations of our sponsor;

•	if, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced;

•	because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations;

•	we may seek acquisition opportunities in companies that may be outside of our management’s areas of expertise;

•	impact of COVID-19 and related risks; the potential inability to enforce judgments against us or our management or board of directors

•	if we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations; and

•	changes in laws or regulations, or a failure to comply with any laws and regulations, tax consequences to business combinations may adversely affect our business, investments and results of operations.

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Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working capital deficiency(1)	$(131,214)	$97,368,593
Total assets(2)	$149,807	$100,868,593
Total liabilities(3)	$131,214	$3,500,000
Value of ordinary shares subject to possible redemption(4)	-	100,000,000
Shareholders’ equity	$18,593	$(2,631,407)

(1) The “as adjusted” calculation includes $100,000,000 of cash held in trust from the proceeds of this offering and the sale of the private warrants, plus $850,000 of cash held outside the trust account, plus $18,593 of actual shareholders’ equity on June 30, 2021, less $3,500,000 of deferred underwriting commissions.

(2) The “as adjusted” calculation equals $100,000,000 of cash held in trust from the proceeds of this offering and the sale of the private warrants, plus $850,000 in cash held outside the trust account, plus $18,593 of actual shareholders’ equity on June 30, 2021.

(3) The “as adjusted” calculation equals $3,500,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised.

(4) All of the 10,000,000 shares of Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, or if there is a shareholder vote or tender offer in connection with our initial business combination, and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the 10,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business
Combination and Post-Business Combination Risks

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the initial business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other legal reasons. Except as required by applicable law or stock exchange requirements, the decision as to whether we will seek shareholder approval of a proposed initial business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

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If we seek shareholder approval of our initial business combination, our initial shareholders have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them, as well as any public shares they may acquire during or after this offering (including in open market and privately negotiated transactions), in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution. As a result, in addition to our founder shares, we would need only 550,001 or 5.5%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming only the minimum number of shares representing a quorum are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the representative shares are voted in favor of the initial business combination). In the event that our anchor investors purchase all of the units that they have collectively expressed an interest in purchasing in this offering and vote their public shares in favor of our initial business combination, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination. As a result of the founder shares that the anchor investors may hold, each anchor investor may have different interests with respect to a vote on an initial business combination than other public shareholders. Among other matters, the anchor investors’ investments in the founder shares will generally be worthless if we do not consummate an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), and these investors will benefit more than our public shareholders from our completion of an initial business combination and may benefit from an initial business combination even if our public shareholders experience a loss. Accordingly, these investors may be more likely to favor any proposed initial business combination transaction even if our public shareholders do not favor the transaction. The anchor investors will also have the potential to realize enhanced economic returns and overall economic outcome from their investment in us in comparison to our other public shareholders who are not making anchor investments and purchasing founder shares. Our initial shareholders will own shares representing approximately 19.84% of our outstanding shares immediately following the completion of this offering (including the representative shares and assuming anchor investors do not purchase any units in this offering). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote in favor of our initial business combination, and the agreement by the anchor investors to vote any founder shares held by them in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

Since our anchor investors will own founder shares, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.

The anchor investors will own founder shares, and will pay only a nominal amount for such shares. The anchor investors will benefit from any appreciation in the value of the founder shares above that nominal amount, provided that we successfully complete a business combination. Moreover, assuming that the anchor investors acquire all of the units in this offering for which they have expressed an interest for a purchase price of $10.00 per unit and acquire an interest in all of the up to 750,000 founder shares that they are expected to agree to purchase for a price of $0.009 per share, and assuming each warrant has no value and without taking into account any liquidity discount on the founder shares, the anchor investors will be paying an effective price of approximately $9.30 per share ordinary share acquired, as compared to the $10.00 per share to be paid by the other public shareholders in this offering. As a result of their interest in the founder shares, the anchor investors may have an incentive to vote any public shares they own in favor of a business combination, and, if a business combination is approved, they may make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

We may seek to enter into an initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, in no event will we redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions or such greater amount necessary to satisfy a closing condition, each as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

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The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of the consummation of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your share in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

Our sponsor paid an aggregate of $25,000 for the founder shares, or approximately $0.009 per founder share. As a result of this low initial price, our sponsor, its affiliates, our management team and anchor investors stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public shareholders.

As a result of the low acquisition cost of our founder shares, our sponsor, its affiliates, our management team, and anchor investors could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders. Thus, such parties may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their founder shares.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

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We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated memorandum and articles of association will provide that we must complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, if the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire.

We may seek shareholder approval of the amendments to our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company for any extension beyond 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period) at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on or redeem their shares in connection with any such extension. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extensions(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination twice, for an additional three months each time, up to 21 months by depositing into the trust account for each three month extension $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case). Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares.

If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law, our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonable possible not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination.

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Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either deliver their share certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination — Tendering Share Certificates in Connection with Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

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You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the shareholders are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the Class A ordinary shares which our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating and completing an initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the placement warrants not being held in the trust account are insufficient to allow us to operate for at least the 12 months following the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

The funds available to us outside of the trust account to fund our working capital requirements may not be sufficient to allow us to operate for at least the 12 months following the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 12 months following such closing (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association); however, we cannot assure you that our estimate is accurate.

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Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for an initial business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the placement warrants, only approximately $850,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $865,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $865,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.

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If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Marcum LLP (“Marcum LLP”), our independent registered public accounting firm, and the underwriters of this offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

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While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

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In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our officers and directors who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,293 and imprisonment for five years in the Cayman Islands.

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We may not hold an annual meeting of shareholders until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management.

The grant of registration rights to our sponsor and holders of our placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, holders of our placement warrants, and their permitted transferees can demand that we register the Class A ordinary shares issuable upon conversion of the placement warrants, the Class A ordinary shares issuable upon exercise of the placement warrants, the Class A ordinary shares issuable upon conversion of the founder shares, the Class A ordinary shares included in the placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants, or the Class A ordinary shares issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common shares that is expected when the ordinary shares owned by our sponsor, holders of our placement warrants or holders of our working capital loans or their respective permitted transferees are registered.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We will seek to complete an initial business combination with companies in the technology industry but may also pursue other business combination opportunities, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

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We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

Although we intend to focus on identifying technology companies, we will consider an initial business combination outside of our management’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company or we are unable to identify a suitable candidate in the technology sector after having expanded a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange requirements, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain a fairness opinion and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

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Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the sale of the placement warrants, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (which includes up to $3,500,000, or up to $4,025,000 if the over-allotment option is exercised in full, for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

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We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our initial business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares and/or other equity interest of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger portion the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

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In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreement. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreement to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants). In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds majority (or such higher threshold as specified in the company’s amended and restated articles of association) of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the sale of the placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by a special resolution which requires the approval of the holders of at least two-thirds majority (or such higher threshold as specified in the company’s amended and restated articles of association) of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares entitled to vote thereon. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our initial shareholders, who will collectively beneficially own approximately 19.84% of our ordinary shares upon the closing of this offering (including the representative shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

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Our sponsor, senior advisors, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period or up to 21 months from the closing of this offering at the election of the Company in two separate three month extensions subject to satisfaction of certain conditions, including the deposit of up to $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case) for each three month extension, into the trust account, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, senior advisors, officers and directors. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers’ liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers’ liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target, but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement warrants. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless. Furthermore, as described in the risk factor entitled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share,” under certain circumstances our public shareholders may receive less than $10.00 per share upon the liquidation of the trust account.

Our initial shareholders may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own shares representing approximately 19.84% of our issued and outstanding ordinary shares (including the representative shares). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares.

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Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

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•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles and challenges in collecting accounts receivable;

•	tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

If our management team following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our founding team may resign from their positions as officers or directors of the company and the management of the business combination partner will may assume the roles of executive officers and directors of our company. Such officers and directors may not be familiar with United States securities laws. If our new management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

As we may acquire a business located outside of the United States as part of our initial business combination, the economic, political and social conditions, as well as government policies, of the country in which our operations would be located following our initial business combination could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

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Exchange rate fluctuations and currency policies may cause our target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. business as part of our initial business combination, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A reorganization that does not qualify as tax-free could result in the imposition of substantial taxes on holders of our securities.

Risks Relating to our Sponsor and Management Team

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of the consummation of our initial business combination.

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Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business and our officers and directors may become officers or directors of another special purpose acquisition company with a class of securities intended to be registered under the Exchange Act, even prior to us entering into a definitive agreement for our initial business combination. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.

Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our executive officers and directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our executive officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason

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The representative may have a conflict of interest if they render services to us in connection with our initial business combination.

We may elect to engage EF Hutton, division of Benchmark Investments, LLC (who is the representative of the underwriters of this offering) to assist us in connection with our initial business combination. The representative shares held by the representative and/or its designees will also be worthless if we do not consummate an initial business combination. Therefore, if the representative provides services to us in connection with our initial business combination, these financial interests may result in the representative having a conflict of interest when providing such services to us.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers or directors. Our directors and officers also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus entitled “Proposed Business — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, regarding the fairness to our shareholders from a financial point of view of an initial business combination with one or more businesses affiliated with our sponsor, officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, officers, directors, and the anchor investors will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers, directors and the anchor investors who have an interest in founder shares may profit substantially even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On April 21, 2021, our sponsor purchased an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering (excluding the placement warrants and underlying securities and the representative shares). The founder shares will be worthless if we do not complete an initial business combination. Additionally, each of the anchor investors is expected to enter into a separate agreement with our sponsor and certain of its members pursuant to which, subject to the conditions set forth therein, each such anchor investor will agree to purchase founder shares upon closing of this offering. As a result of the founder shares that our anchor investors may hold, they may have different interests with respect to a vote on an initial business combination than other public shareholders.

Our sponsor has agreed to purchase an aggregate of 2,715,000 placement warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,715,000. If the over-allotment option is exercised in full, the amount of placement warrants sold will be 2,865,000 for an aggregate purchase price of $2,865,000). Each warrant is exercisable to purchase one share of ordinary shares at $11.50 per share. These securities will also be worthless if we do not complete an initial business combination. Holders of founder shares have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination, (B) not to redeem any founder shares held by them in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director, and (C) the anchor investors will not be entitled to (i) redemption rights with respect to any founder shares held by them in connection with the completion of our business combination, (ii) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (iii) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. These financial interests of our sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

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Risks Relating to our Securities

Potential participation in this offering by our anchor investors could reduce the public float for our securities.

Up to ten anchor investors have each expressed to us an interest in purchasing up to 990,000 units in this offering at the offering price of $10.00, and such allocations will be determined by the underwriters. In no event would the anchor investors purchase more than 9,900,000 units in the aggregate (or 11,385,000 units in the aggregate if the underwriters’ over-allotment option is exercised in full), up to 99.0% of the units issued in this offering. Such amounts will be allocated among the anchor investors proportionally based on their expression of interest. We expect that the number of units the anchor investors will purchase would, in general, be increased or decreased proportionately in the event the number of units offered hereby is increased or decreased, respectively. Because these expressions of interest are not binding agreements or commitments to purchase, our anchor investors may determine to purchase fewer or no units in this offering or the underwriters may determine to sell fewer or no units to our anchor investors. If our anchor investors purchase all of the units for which they have expressed an interest, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq. The anchor investors are not required to hold any public units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time. Accordingly, the anchor investors may sell any, or up to all, of the public units, ordinary shares or warrants they may purchase in this offering or thereafter at any time. The sale of material amounts of our units, ordinary shares or warrants, or the perception that such sales may occur, could reduce the market prices of those securities and may encourage short sales.

Concentration of ownership among our sponsor and the anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our ordinary shares.

There can be no assurance that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. If the anchor investors each elect to purchase the full amounts described in "Principal Shareholders—Expressions of Interest," our sponsor and the anchor investors will own collectively substantially all of our outstanding ordinary shares. As a result, these shareholders could have substantial control over us and be able to exercise significant influence over all matters requiring shareholder approval (although we have no knowledge of any affiliation or other agreement or arrangement, as to voting of our securities or otherwise, among any such persons). For example, in the event that the anchor investors purchase the full amount of units described in their respective expressions of interest, continue to hold such shares included in the units and vote such shares in favor of our initial business combination (although they are not contractually obligated to, their interest in our founder shares directly or in the sponsor may provide an incentive for them to do so), we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. This potential concentration of influence could be disadvantageous to other shareholders with interests different from those of our sponsor and the anchor investors. In addition, this potential significant concentration of share ownership may adversely affect the trading price of our ordinary shares because investors often perceive disadvantages in owning shares in companies with principal shareholders and might make it more difficult to complete a business combination with targets that would prefer to enter into a transaction with a SPAC with less concentrated ownership.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date our Class A ordinary shares and warrants are eligible to trade separately, we anticipate that our Class A ordinary shares and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

For example, if the anchor investors purchase all of the units which may be allocated to them (99% of the units issued in this offering), such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our securities relative to what they would have been had such units been purchased by public investors and could result in our securities being delisted from Nasdaq.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis. If the issuance of the shares upon exercise of warrants is not registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the issuance of Class A ordinary shares issuable upon exercise of the warrants and to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the foregoing, if a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. We will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our placement warrants may be able to exercise such placement warrants.

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If you exercise your public warrants on a “cashless basis,” you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the public warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available; if that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Third, if we call the warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of the consummation of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 300,000,000 Class A ordinary shares, par value $0.0001 per share, 30,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering and the sale of the placement warrants, there will be 289,900,000 and 27,500,000 (assuming, in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount does not take into account the Class A ordinary shares reserved for issuance upon exercise of outstanding warrants or the Class A ordinary shares issuable upon conversion of Class B ordinary shares. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding. Class B ordinary shares are convertible into our Class A ordinary shares initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination.

We may issue a substantial number of additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of the consummation of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended by special resolution. However, our executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

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The issuance of additional ordinary or preference shares:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of our ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Our initial shareholders and anchor investors paid a nominal price for the founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the warrants included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor and anchor investors acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 99.90% (or $0.99 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.01 and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Unlike many other similarly structured special purpose acquisition companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A ordinary shares at the time of the consummation of our initial business combination, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which founder shares shall convert into Class A ordinary shares will be adjusted so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all outstanding ordinary shares upon completion of the initial business combination, excluding the placement warrants and underlying securities, the representative shares and any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and any private placement-equivalent warrants and their underlying securities issued to our sponsor or its affiliates upon conversion of loans made to us. This is different from most other similarly structured blank check companies in which the initial shareholder will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination. Additionally, the aforementioned adjustment will not take into account any Class A ordinary shares redeemed in connection with the business combination. Accordingly, the holders of the founder shares could receive additional Class A ordinary shares even if the additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued solely to replace those shares that were redeemed in connection with the business combination. The foregoing may make it more difficult and expensive for us to consummate an initial business combination.

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We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants (which may include public warrants acquired by our sponsor or its affiliates in this offering or thereafter in the open market). Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of our Class A ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors

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We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reported last sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 our Class A ordinary shares (or up to 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing placement warrants, in a private placement, consisting of an aggregate of 2,715,000 placement warrants (or 2,865,000 if the over-allotment option is exercised in full) exercisable for 2,715,000 of our Class A ordinary shares (or 2,865,000 of our ordinary shares if the over-allotment option is exercised in full). Our initial shareholders currently own an aggregate of 2,875,000 founder shares. The founder shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. To the extent we issue Class A ordinary shares to effectuate an initial business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants, loan conversion rights could make us a less attractive business combination vehicle to a target business. Any such issuance will increase the number of issued and outstanding our Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the initial business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business.

The placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis, and (iv) will be entitled to registration rights.

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Because each unit contains one redeemable warrant we may be a less attractive acquisition candidate for an initial business combination.

Each unit contains one redeemable warrant. This is different from other offerings similar to ours whose units include one share of ordinary shares and one warrant to purchase a fraction of one whole share. This will increase the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for the number of shares compared to units that each contain a warrant to purchase a fraction of one whole share, which may make us a less attractive partner for target businesses.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if

(i)	we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share;

(ii)	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

(iii)	the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The determination of the offering price of our units, the size of this offering and the terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

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•	our prospects for acquiring an operating business;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price, size and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance:

•	Because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit among the share of Class A ordinary shares, warrant included in the units could be challenged by the Internal Revenue Service of the United States (“IRS”) or the courts.

•	If we make distributions on our Class A ordinary shares, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. The ability of a holder to seek redemption of their shares may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

•	Any capital gain or loss you realize on a sale or other disposition of our Class A ordinary shares will generally be long-term capital gain or loss if your holding period for the Class A ordinary shares is more than one year. However, the redemption feature of the Class A ordinary shares could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

See the section titled “Taxation” for a summary of the material United States Federal income tax consequences of an investment in our securities. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—United States Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.”

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

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Our officers and directors presently have, or may in the future have, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities. Our officers and directors presently have, or may in the future have, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

In addition, our sponsor, officers and directors presently are, or may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as an officer or a director shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other hand.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers and Directors,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

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General Risk Factors

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated Cayman Islands exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

On April 22, 2021, we had no cash and a working capital deficit of $26,078. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our ability to consummate a business combination and lead to financial loss.

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We may face risks related to companies in the technology sector.

Business combinations with companies in the technology sector (where we plan to search for our initial business combination target) entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•	an inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;

•	an inability to manage rapid change, increasing consumer expectations and growth;

•	an inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;

•	a reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;

•	an inability to deal with our subscribers' or customers' privacy concerns;

•	an inability to attract and retain subscribers or customers;

•	an inability to license or enforce intellectual property rights on which our business may depend;

•	any significant disruption in our computer systems or those of third parties that we would utilize in our operations;

•	an inability by us, or a refusal by third parties, to license content to us upon acceptable terms;

•	potential liability for negligence, copyright or trademark infringement or other claims based on the nature and content of materials that we may distribute;

•	competition for advertising revenue;

•	competition for the leisure and entertainment time and discretionary spending of subscribers or customers, which may intensify in part due to advances in technology and changes in consumer expectations and behavior;

•	disruption or failure of our networks, systems or technology as a result of computer viruses, "cyber-attacks," misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;

•	an inability to obtain necessary hardware, software and operational support; and

•	reliance on third-party vendors or service providers.

Any of the foregoing could have an adverse impact on our business, financial condition and results of operations following a business combination.

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Past performance by our management team may not be indicative of future performance of an investment in us.

Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. None of our directors has experience with blank check companies or special purpose acquisition companies. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

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We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items. See the section titled “Taxation — Personal Holding Company Status” for more detailed information.

We are an emerging growth company and a smaller reporting company within the meaning of the rules adopted by the Securities and Exchange Commission, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the rules adopted by the Securities and Exchange Commission, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our officers or directors, or enforce judgments obtained in the United States courts against our officers or directors.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder’s derivative action in a federal court of the United States.

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We have been advised by Walkers, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; or (ii) entertain original actions brought in the Cayman Islands predicated upon the civil liability provisions of the federal securities laws of the United States or any state. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction at common law any re-examination of the merits of the underlying dispute provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State will be determined by the courts of the Cayman Islands penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

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•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Corporate governance standards in Southeast Asian countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in Southeast Asian countries are weaker than those in the United States. This could result in unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination, we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

If the government of the country in which we effect our initial business combination finds that the agreements we entered into to acquire control of a target business through contractual arrangements with one or more operating businesses do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

Some countries in Asia currently prohibit and/or restrict foreign ownership in certain “important industries,” including telecommunications, food production and heavy equipment. There are uncertainties under certain regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those having “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of the potential future target business;

•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict the operations of the potential future target business;

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•	require us or the potential future target business to restructure the relevant ownership structure or operations;

•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction; or

impose conditions or requirements with which we or the potential future target business may not be able to comply.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in Greater China and other Asian Countries differs from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of a prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential business combination opportunities;

•	our public securities’ potential liquidity and trading, which could be impacted by the potential participation in this offering by anchor investors;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties;

•	our financial performance following this offering; or

•	the potential purchases of units in this offering by our anchor investors, which would reduce the public “float” of our securities and consequently affect trading in our securities

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement warrants will be used as set forth in the following table.

	Without Over- Allotment Option	Over- Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from placement warrants offered in the private placement to the sponsor	2,715,000	2,865,000
Total gross proceeds	$102,715,000	$117,865,000
Estimated Offering expenses(2)
Underwriting commissions (1.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$1,000,000	$1,150,000
Legal fees and expenses	350,000	350,000
Accounting fees and expenses	50,000	50,000
SEC/FINRA Expenses	145,000	145,000
Reimbursement to underwriters for expenses	150,000	150,000
Nasdaq listing and filing fees	75,000	75,000
Printing and engraving expenses	45,000	45,000
Miscellaneous expenses	50,000	50,000
Total offering expenses (excluding underwriting commissions)	$865,000	$865,000
Proceeds after estimated offering expenses	$100,850,000	$115,850,000
Held in trust account(3)	$100,000,000	$115,000,000
% of public offering size	100%	100%
Not held in trust account	$850,000	$850,000

The following table shows the use of the approximately $850,000 of net proceeds not held in the trust account. (4)

	Amount	% of Total
Director and Officer liability insurance premiums	$350,000	41.18%
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination (5)	200,000	23.53%
Legal and accounting fees related to regulatory reporting obligations	100,000	11.76%
Payment for office space, utilities and secretarial and administrative support ($10,000 per month for up to 12months (subject to extension in the event the period is extended)	120,000	14.12%
Working capital to cover miscellaneous expenses	80,000	9.41%
Total	$850,000	100%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of April 22, 2021, we had not borrowed any amount under the promissory note with our sponsor. These amounts will be repaid upon completion of this offering out of the $865,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions). In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $850,000 of offering proceeds not held in the trust account and set aside for post-closing working capital expenses. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $3,500,000, which constitutes the underwriters’ deferred commissions (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

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Of the net proceeds of this offering and the sale of the placement warrants, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), including $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the pre-tax interest earned on the trust account will be approximately $100,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds from this offering and the sale of the placement warrant will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Commencing on the date of this prospectus, we have agreed to pay Fat Ventures Pte. Ltd., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of April 22, 2021, we had not borrowed any amount (of up to $300,000 available to us) under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of October 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrant. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of our Securities” for a description of how our sponsor, initial shareholders, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In no event will we redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate business combination.

Up to ten anchor investors have each expressed to us an interest in purchasing up to 990,000 units in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own (other than the founder shares) at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to the ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all ten anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 12 months following the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates, the anchor investors acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

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DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of the issued and our outstanding ordinary shares (excluding the placement warrants and underlying securities) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the placement warrant, and the pro forma net tangible book value per share of our Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary share which may be redeemed for cash), by the number of our outstanding Class A ordinary shares.

At June 30, 2021, our net tangible book deficit was $131,214, or approximately $(0.05) per share of ordinary shares. After giving effect to the sale of 10,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, the issuance of the representative shares, our pro forma net tangible book value at June 30, 2021 would have been $(2,631,407), or approximately $(1.01) per share (or $(1.06) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of the approximately 10,000,000 Class A ordinary shares that may be redeemed for cash, or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $0.96 per share (or $1.01 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus and an immediate dilution of $11.01 per share or 110.10% to our public shareholders (or $11.06 per share or 110.60% if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, no value is attributed to the warrants included in the units:

	No exercise of over-allotment option		Exercise of over-allotment option in full
Public offering price		$10.00		$10.00
Net tangible book value before this offering	$(0.05)		$(0.05)
Decrease attributable to public shareholders	(0.96)		(1.01)
Pro forma net tangible book value after this offering		(1.01)		(1.06)
Dilution to public shareholders		$11.01		$11.06
Percentage of dilution to public shareholders		110.10%		110.60%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $100,000,000 because holders of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares).

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The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased			Total Consideration		Average Price
	Number		Percentage	Amount	Percentage	Per Share
Initial Shareholders(1)	2,500,000	(1)	19.84%	$25,000	0.02%	$0.01
Representative Shares(2)	100,000		0.79%	-	0.00%	-
Public Shareholders	10,000,000		79.37%	100,000,000	99.98%	$10.00
	12,600,000		100.00%	$100,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 375,000 Class B ordinary shares held by our sponsor.
(2)	Assumes the issuance of the 100,000 shares to the representative.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(131,214)	$(131,214)
Net proceeds from this offering and sale of the placement warrants, net of expenses(1)	100,850,000	115,850,000
Plus: Offering costs paid in advance, excluded from tangible book value	149,807	149,807
Less: Deferred underwriting commissions	(3,500,000)	(4,025,000)

Less: Proceeds held in trust subject to redemption(2)	(100,000,000)	(115,000,000)
	$(2,631,407)	$(3,156,407)

	Without Over- allotment	With Over- allotment
Denominator:
Class B ordinary shares outstanding prior to this offering	2,875,000	2,875,000
Class B ordinary shares forfeited if over-allotment is not exercised	(375,000)	—
Class A ordinary shares included in the units offered	10,000,000	11,500,000
Representative Shares	100,000	115,000
Less: Shares subject to redemption	(10,000,000)	(11,500,000)
	2,600,000	2,990,000

(1)	Expenses applied against gross proceeds include offering expenses of $865,000 and underwriting commissions of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full) (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)	All of the 10,000,000 shares of Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the 10,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99.

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CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021, and as adjusted to give effect to the sale of our units in this offering and the sale of the placement warrant and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	June 30, 2021
	Actual	As Adjusted
Notes payable to related party(1)	$58,824	$—
Deferred underwriting commissions	—	3,500,000
Class A ordinary share, $0.0001 par value, 300,000,000 shares authorized; -0- and 10,000,000 shares are subject to possible redemption, respectively(2)	—	100,000,000
Preference share, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary share, $0.0001 par value, 300,000,000 shares authorized; -0- and 100,000 shares issued and outstanding, actual and as adjusted, respectively	—	10
Class B ordinary shares, $0.0001 par value, 30,000,000 shares authorized, 2,875,000 and 2,500,000 shares issued and outstanding, actual and as adjusted, respectively(3)	288	250
Additional paid-in capital	24,712	—
Accumulated deficit	(6,407)	(2,631,667)
Total shareholders’ equity	$18,593	$(2,631,407)
Total capitalization	$77,417	$100,868,593

(1)	Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the placement warrant. As of June 30, 2021, we had not borrowed any amount (of up to $300,000 available to us) under the promissory note with our sponsor.

(2)

All of the 10,000,000 shares of Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, or if there is a shareholder vote or tender offer in connection with our initial business combination, and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the 10,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

(3)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

(4)	The Company will account for the fair value in excess of consideration paid with respect to the 750,000 founder shares sold to the anchor investors as an offering cost that will be reflected as an increase to additional paid in capital offset by a reduction of the offering proceeds upon completion of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on April 16, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing or other sources.

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The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:

•	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of our ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change in control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares, warrants or both.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at April 22, 2021, we had no cash and deferred offering costs of $47,462. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

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Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at April 22, 2021, we had no cash and a working capital deficit of $26,078. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution from our sponsor of $25,000 for the founder shares and up to $300,000 in loans available from our sponsor under an unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $865,000, underwriting commissions of $1,000,000 ($1,150,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the placement warrants for a purchase price of $2,715,000 (or $2,865,000 if the underwriters’ over-allotment option is exercised in full), will be $100,850,000 (or $115,850,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $850,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $865,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $865,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. We may withdraw interest income (if any) to pay income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $850,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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We expect our primary liquidity requirements during that period to include approximately $350,000 for directors and officers liability insurance premiums, $200,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $120,000 for office space, utilities and secretarial and administrative support; and approximately $80,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement warrant, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to certify an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

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•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the placement warrant held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On April 22, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering (excluding the placement warrant and underlying securities and the representative shares). The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of the issued and outstanding our ordinary shares (excluding the placement warrant and underlying securities, the representative shares and assuming the initial shareholders do not purchase units in this offering) upon the consummation of this offering. Up to 375,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A ordinary share issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Commencing on the date of this prospectus, we have agreed to pay Fat Ventures Pte. Ltd., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of October 31, 2021, or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $865,000 of offering proceeds that has been allocated to the payment of offering expenses (other than underwriting commissions).

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In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we anticipate that we may not be able to consummate our initial business combination within 12 months (or 15 months, if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period) we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the trust account $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension, providing a total possible business combination period of 21 months at a total payment value of $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full ($0.30 per unit in either case). Any such payments would be made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into warrants at a price of $1.00 per warrant, which warrants will be identical to the placement warrants. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Our sponsor has agreed to purchase an aggregate of 2,715,000 placement warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,715,000. If the over-allotment option is exercised in full, the amount of placement warrant sold will be 2,865,000 for an aggregate purchase price of $2,865,000. Each warrant is exercisable to purchase one share of ordinary shares at $11.50 per share. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or the placement warrants, which will expire worthless if we do not consummate a business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). The placement warrants are identical to the warrants sold in this offering except that (a) the placement warrants and their component securities will not be transferable, assignable or saleable until the consummation of our initial business combination except to permitted transferees, (b) the placement warrants, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis, and (iii) will be entitled to registration rights.

Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the completion of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) and (iii) if we fail to consummate a business combination within 12 months from the completion of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or if we liquidate prior to the expiration of the 12-month period (or up to 21-month period). However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 12-month period (or 15 months or up to 21-month period if we choose to extend such period, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

Pursuant to a registration rights agreement we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 22, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

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Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officers’ compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our Company

We are a blank check company incorporated on April 16, 2021 as a Cayman Islands exempted company, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters or other affiliates have engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital share exchange, asset acquisition or other similar business combination with us.

Our Market Opportunity

While we may pursue an acquisition or a business combination with a target in any business, industry or geography, we intend to focus our search on a target with operations or prospective operations that is technology-led in the areas of supply chain, transportation, logistics, finance, sustainability/ESG, food, agriculture, e-commerce, big data and/or take advantage of the monetization opportunities stemming from a rapidly growing middle class and their evolving consumption and digital needs in Southeast Asia. Our target company is not limited to companies already incorporated in Southeast Asia but companies globally that have solutions that can scale and are applicable to the Southeast Asian market. We define Southeast Asia to be principally the countries of Singapore, Malaysia, Indonesia, Thailand, the Philippines, and Vietnam, but also include emerging markets such as Cambodia, Laos, Myanmar, Brunei and Timor Leste.

According to McKinsey & Company, investors and multinationals are continually increasing their presence in Southeast Asian markets, which as a group already form one of the largest economies in the world, with a combined GDP of $3.2 trillion in 2019. Southeast Asia presents an attractive growth opportunity for investors given its large labor force (third largest in the world behind only China and India) and, according to HSBC, is forecasted to be the world’s fastest growing trade-bloc with exports estimated to hit $2.8 trillion by 2025. Indonesia, as an example, is expected to be the 4th largest economy in the world by 2030 with a GDP forecasted to exceed $10 trillion, pursuant to the research report by Wellington Capital Advisory (an independent capital advisory firm based in Jakarta and Singapore).

Both a challenge and an opportunity faced by corporations and organizations in Southeast Asia is the region’s wide breadth and diversity. For example, Indonesia is comprised of more than 17,000 islands and the Philippines has more than 7,000 islands. There is no unified currency. Monetary controls vary among the nations. According to the ISEAS – Yusof Ishak Institute (a Singaporean statutory board and research institution) there are over 70 million micro-businesses and small- and medium-sized enterprises employing over 140 million people, accounting for 99% of all businesses in the region.

Technology companies (often incubated in Singapore and Indonesia) are creating solutions to solve for some of the challenges (e.g. GRAB’s incredible rise in Southeast Asia). This inflection point presents an opportunity for us to do an initial business combination with a company that can be scaled across the region, providing more unified regional solutions for corporations, organizations and consumers, yet tailored to the specific market needs. Our officers and advisors are predominantly based in the region, and hold senior positions as C-level executives, entrepreneurs, technology leaders, M&A specialists, global bankers and venture capitalists.

With a population of over 582 million, Southeast Asia exhibits high economic growth with GDP growth expected at 5% per annum through 2025 according to the International Monetary Fund (IMF). Supported by technological innovation, a growing young and middle-class population, increasing consumption, private sector expansion, and often favorable economic policies in the region, Southeast Asia’s digital economy is one of the fastest growing in the world.

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According to the 2019 and 2020 e-Company SEA Reports by Google, Temasek and Bain & Company, Southeast Asia has a young and digitally native, mobile-first population, with approximately 400 million Internet users in 2020, growing from 360 million in 2019. 90% of internet users connect primarily through their mobile phones, and users on average spend 4.3 hours per day on the mobile internet. As of December 31, 2019, the number of digital consumers in Southeast Asia was 180 million or 50% penetration of 360 million internet users in 2019, still leaving significant room for further penetration. The size of selected technology led growth sectors by gross merchandise value is expected to grow to an estimated US$309 billion by 2025, representing 7% of Southeast Asia’s total 2025 nominal GDP, as forecasted by the IMF. The COVID-19 pandemic has driven an acceleration in adoption of digital services in Southeast Asia, with more than 1 out of 3 existing digital services consumers adopting new digital services. 90% of those consumers intend to continue their newfound habits post-pandemic.

According to White Star Capital, Southeast Asia has received record venture capital funding over the last two years, and median deal sizes have doubled in the past three years - meaning that companies are progressing through development and through to exits. However, fewer than 15% of companies that raise a second round of funding go on to raise a third. White Star Capital predicts that there will be over 700 exits in Southeast Asia between 2023 and 2025, providing us with a wide selection of targets for our initial business combination.

Our Competitive Advantages

Our Operating Excellence

Our team has a rich operating track record with demonstrated ability to launch, operate and scale digital business, creating significant value for our stakeholders. We believe the collective experience of our team positions us uniquely to both assess promising candidates and support companies to success in achieving their short- and long-term objectives.

We have assembled a team of executives and entrepreneurs from some of the largest multinational companies in the world to lead and advise us. We have chosen our team based on their ability to provide relevant experience and networks and ensure the success of the SPAC and the continued growth of the business that is selected for our initial business combination. The team brings more than 100 years of relevant combined market experience in Southeast Asia, directly related to sustainability, finance, supply chain, e-commerce and big data and how to monetize B2C and B2B relationships in a digital world. The attractiveness of our SPAC is that we have a highly talented team and networks that can immediately add value to the company in our initial business combination.

We are global thinkers with a deep level understanding of the intricacies and cultures of Asian markets, how they work, and what it takes to be successful on the ground.

Our Transaction Experience and Sourcing Network

Our team has a rich and long track record as multinational executives, entrepreneurs, operators and investors equipping them with deep understanding of the entrepreneurial journey. Our team is highly regarded as thought leaders and mentors with a long history of successfully helping other founders and businesses in the region develop and scale their businesses.

Our team has developed a large and deep network within the global technology and digital ecosystems and across Southeast Asia, including strong relationships with many successful founders, executives, venture capital, family offices, private equity, government-linked funds and a range of institutional investors. For example, Mr. Tristan Lo, our Co-Chief Executive Officer and Chairman of Board, sold the e-commerce company he founded (mums.sg) to JD.ID of Indonesia in 2016. JD.ID is an affiliate of JD.com (Nasdaq: JD) which is the 4th largest internet service and retail company in the world by revenue. David Andrada, our other Co-Chief Executive Officer and Chief Financial Officer, is an experienced global banker covering technology and other businesses in the Southeast Asia region and internationally. He has done numerous post M&A treasury integration across various publicly traded companies in the energy, infrastructure, and a wide range of sectors throughout his banking career spanning Australia, Singapore and United States of America. Mr. Nils Michaelis, our President, Chief Operating Officer and Head of Mergers and Acquisition, has been at the forefront of digital transformation throughout his career and is a seasoned expert in identifying opportunities from digital technologies, designing new approaches and business models, and then executing and successfully scaling them through a combination of organic and M&A-driven growth. Throughout his career Mr. Michaelis has been driving M&A and the integration of acquisitions to accelerate and scale business for the corporations and the clients he has served – with significant M&A experience across Asia, Europe and North America.

Fat Projects Pte. Ltd., an affiliate of the sponsor, founded in 2015 by our Co-Chief Executive Officers, has invested in over half a dozen of companies in the region, including ipaymy.com; panamericana.sg; mums.sg; bamboobowls.com; squiggler.com.au. Mr. Andrada and Mr. Lo bring a combined 40 years of senior global banking and entrepreneurship experience. These complimentary skill sets coupled with a deep understanding of how big companies work, the importance of agile and lean thinking to move, solve problems and scale fast, come together to provide a transformative approach to building and scaling businesses. Mr. Andrada and Mr. Lo also co-founded ipaymy.com, which is now a Series-A company backed by Beenext, an early stage venture capital firm with investments in 180 companies across 17 countries and 5 continents, and DG Ventures, an investment arm of Digital Garage Group, a company listed on the Tokyo Stock Exchange (Tokyo Stock Exchange 4819).

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Additionally, we will fully leverage the extensive global network brought by members of our board of directors and advisors who have collectively led or otherwise significantly been involved in multi-billion mergers and acquisition across the global and have access to some of the most important conglomerates and affluent families in Southeast Asia in addition to companies across the USA, Europe, Israel and wider Asia Pacific. Their deep experience including C-level, NED and Advisory roles in Public companies further positions us well to source attractive prospects.

Our Commitment to Supporting Our Business Combination Partner

Our team is committed to ensuring the longer-term success of the business combination partner we will identify and pursue, and intend to bring our unique expertise, network and know-how in Southeast Asia to drive efficiencies and growth opportunities following a business combination.

Our rich transaction and operating experience make us well-suited to guide our partner through a variety of macro-economic and industry cycles as they build and scale their business, and help them assess potential strategic opportunities as the technology and competitive landscape continues to evolve at pace. Our team is committed to leveraging its large network globally to help our partner find and attract the best available talent and operate with excellence.

We define the success of the SPAC as the success of the target post-acquisition and the value creation. The Sponsor team are highly committed to play a significant role in the success of the target post-acquisition and are open to participate in an executive, non-executive or advisory type of role as required by the merged company. Members of our team will also proactively open up their own network for potential partnerships, government access, links to multinational corporations and technology support to help the merged company to scale.

Our Executive Management Team, Directors and Advisors

Our officers, directors, and advisors consist of seasoned investors and industry executives with an extensive track record of identifying, investing in, building, operating, and advising leading businesses. In particular, the team possesses a deep understanding of the technology space and market opportunities - both globally and in our focus region. We believe our management team, together with the support of our advisors and directors, is well-positioned to identify and access a differentiated range of investment opportunities in the technology led growth sectors by capitalizing on their reputation and deep network of relationships.

Executive Management Team

Tristan Lo, Co-Chief Executive Officer and Chairman of the Board

Mr. Lo serves as our Co-Chief Executive Officer and Chairman of the Board. Since May 2015, Mr. Lo has served as a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he identifies strategic partnership opportunities, guides equity investment strategy, and leads operations of the firm’s portfolio of companies. Mr. Lo has been a lifelong entrepreneur, starting his first company in advertising and marketing while completing his Business Degree at the University of Technology Sydney. Thereafter, he founded companies in Australia including a portfolio of telecommunication retail stores, online accredited training businesses, and a portfolio of hotel businesses. In March 2013, Mr. Lo moved to Singapore and became the founder and Chief Executive Officer of Mums.sg, an e-commerce B2C company. While at Mums.sg, Mr. Lo grew the e-commerce business from inception to operations across Singapore and further expanded by acquiring a complimentary e-commerce company in Hong Kong. In 2016, Mr. Lo, subsequently negotiated a majority sale to JD.ID, an e-commerce company based in Jakarta, Indonesia, part of NASDAQ listed JD.com. JD.com is widely recognized as one of the leading e-commerce companies in the world. Following the sale to JD.ID Mr. Lo spent 18 months on the ground in Jakarta helping build their Indonesian operations from infancy. Mr. Lo is an experienced operator scaling businesses via organic growth and mergers and acquisition across Asia Pacific. In October 2018, Mr. Lo became a director of Panamericana Pte. Ltd., a Singapore food and beverage company. In October 2019, Mr. Lo co-founded Clean Eats & Co Pte. Ltd., a Singapore food technology company and has been the chief executive officer thereof since then. Mr. Lo holds a Bachelor of Business, Marketing and E-Business from University of Technology Sydney.

David Andrada, Co-Chief Executive Officer and Chief Financial Officer

Mr. Andrada serves as our Co-Chief Executive Officer and Chief Financial Officer. Since May 2015, Mr. Andrada has served as a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he helps guide the firm’s capital raisings and M&A activity. Since September 2020, Mr. Andrada serves as the Chief Financial Officer of Clean Eats & Co Pte. Ltd., a Singapore company focusing on food technology, and a non-executive director for ipaymy.com - a financial technology company headquartered in Singapore with operations in Malaysia, Hong Kong and Australia. Mr. Andrada also advises several Small/Mid Cap companies in Southeast Asia on corporate finance projects, go-public and mergers and acquisitions strategies in industries including technology, telecommunications, energy and infrastructure. Mr. Andrada is a seasoned and globally recognized banking executive having held senior positions with HSBC Group from September 2014 through August 2020, and Bank of America Merrill Lynch across Sydney, Singapore and the United States. His last role at HSBC was Global Sector Head (from September 2017 through August 2020) spending most times between Houston and London, where he was globally responsible for the firm's institutional relationships in the Oil & Gas, Metals & Mining, Chemicals and Utilities sectors managing corporate investments, post-M&A treasury integration, digitization and treasury transformation projects. He led a team of senior banking professionals across Europe, Americas, Asia Pacific and Middle East covering some of the world's largest companies for their corporate treasury service’s needs. Prior to moving to Houston, Mr. Andrada was based out of Singapore where he was Asia Pacific Sector Head for the firm from 2014 through September 2017. Prior to this, he was Vice President at Bank of America Merrill Lynch in Sydney helping multinational companies in Asia Pacific with their Digital Transformation programs in Treasury and Supply Chain. Mr. Andrada holds a Bachelor of Commerce, Major in Management of Financial Institutions from De La Salle University, and took further post graduate studies at The University of Sydney Business School.

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Nils Michaelis, President, Chief Operating Officer & Head of Mergers & Acquisition

Mr. Michaelis serves as our President, Chief Operating Officer and Head of Mergers & Acquisition. Mr. Michaelis’ career spans 24 years, multiple industries and geographies, having held leadership positions for world-leading consultancies such as McKinsey & Company, Accenture, and corporations such as Bertelsmann and American Express. Mr. Michaelis has been at the forefront of digital transformation throughout his career and is a seasoned expert in identifying opportunities from digital technologies, designing new approaches and business models, and then executing and successfully scaling them through a combination of organic and M&A-driven growth. Throughout his career Mr. Michaelis has been driving M&A and the integration of acquisitions to accelerate and scale business for the corporations and the clients he has served – with significant M&A experience across Asia, Europe and North America. Since August 2013, Mr. Michaelis has been based in Singapore and held senior leadership roles at Accenture as Managing Director responsible for Digital in Southeast Asia and most recently as the responsible for transformation in consumer facing industries for the Growth Markets region (APAC, Africa Middle East and Latin America), designing and executing integrated technology-led transformation journeys for his clients across experience, enablement and efficiency layers. Mr. Michaelis is deeply entrenched into the global innovation and technology ecosystems and a recognized thought leader for corporations, tertiary institutions and government-linked enterprises. Mr. Michaelis holds a Master of Business Administration from Leuphana University of Lüneburg.

Non-Executive Directors

We intend to be actively involved in the strategy and operations of our target companies and have assembled a number of seasoned corporate executives and professional advisors to serve as our independent directors. These executives have been chosen for their extensive sector experience – within mergers and acquisitions, venture capital/private equity and technology sectors – or for their extensive executive and operational experience in managing successful and often disruptive high-growth companies and financial strategies. Our independent directors will provide a broad network of operational experience, various industry perspectives, and management capabilities to supplement our management’s network of potential target opportunities.

Abel Martins Alexandre, Audit Committee Chair

Mr. Martins Alexandre has 25 years of experience that spans international banking and FTSE100 corporate on four continents, with an acute understanding of business strategy and development, corporate finance and M&A, governance and risk management. Mr. Martins Alexandre has worked on around 100 structured and corporate finance transactions in his career, in advanced as well as emerging markets, and developed and implemented a number of strategies across new business activities, asset restructuring and corporate reorganization. In the last five years, Mr. Martins Alexandre contributed significantly to the build-up of the commercial activities of Rio Tinto in Singapore as part of his position in the Commercial Senior Leadership Team, having created a new treasury function and operating model, centralized commodity trading and trade finance activities, and developed a technology transformation roadmap. Mr. Martins Alexandre was the Chief Development Officer of Rio Tinto from December 1, 2014 to June 30, 2016, its Head of Commercial Treasurer from July 1, 2016 to May 31, 2019, and Group Treasurer from June 1, 2019 to March 31, 2020. He was most recently a member of Finance Senior Leadership Team in his capacity as Treasurer for the Group (in charge on all global treasury, corporate and project finance, pensions and investments, and insurance activities) and played a key role in aligning sustainability to corporate finance, progressing technology transformation, and funding of mega projects. Mr. Martins Alexandre has a very strong and proven combination of strategic thinking, finance expertise, business acumen and leadership. Recent accolades include best Treasury team in Asia in 2018 and 2019, and one of the Top 100 FinTech influencers in Southeast Asia according to Lattice80. Mr. Martins Alexandre holds a Bachelor of Philosophy from Paris-Sorbonne University, Master of Business from Toulouse Business School, and Master of Business Administration from London Business School.

Tina Wyer, Chairman of Compensation Committee

Mrs. Wyer has over 23 years’ experience, holding several C-suite roles, responsible for driving major change and transformation agendas across both the business and technology domains. Her work in the United States, Australia and Singapore gives her a unique perspective of the business functions, regulatory, controls and opportunity landscape across diverse disciplines, geographies and cultures. Mrs. Wyer recently retired from J.P. Morgan Chase as a Managing Director after a successful 17-year career, carrying numerous senior roles including: Firmwide Chief Data Officer in New York office (from August 2014 to April 2017), Asia Chief Technology Officer for Corporate Technology in Singapore office (April 2017 to August 2020), and Australia & New Zealand Chief Financial Officer (CFO) in Sydney office. Mrs. Wyer commenced her career at KPMG and BearingPoint thereafter, where she has led major systems transformation, Basel II and ERP implementation projects in Australia and the U.S. Mrs. Wyer’s merger and acquisition experience includes substantial involvement in the merger of Bank One with and into J.P. Morgan Chase, J.P. Morgan Chase’s sell of its corporate trust business to Bank of New York, and J.P. Morgan Chase’s acquisition of retail banking and regional middle-market businesses from Bank of New York. Mrs Wyer holds a Bachelor of Commerce from Deakin University in Burwood, Melbourne, and she is a Chartered Accountant qualified in Australia and New Zealand, and award winner of the 2020 Singapore Top 100 Women in Technology.

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Stanton Sugarman

Mr. Sugarman’s 30-year career has seen him playing pioneering roles in the digitization of advertising, media & content, and most recently driving SaaS in the fastest growing region of the world. Mr. Sugarman has worked across the globe with leadership roles in North America, Europe and across the Asia Pacific region. Since May 1, 2021, Mr. Sugarman serves as the Chief Commercial Officer and Co-owner of the GAIA AG (global leader in Digital Therapeutics). Mr. Sugarman brings a deep understanding of the tech landscape and its evolution coupled with extensive insight into how to drive mass adoption for both B2C and B2B settings. Mr. Sugarman has contributed significantly to the rapid growth of SaaS business models – especially in the areas of marketing, sales, CRM and commerce, previously defining the customer adoption strategy for the C-Suite for Salesforce in Europe and Asia Pacific and was responsible for the Enterprise Key Account Business as the Chief Customer Officer APAC for Salesforce based out of Singapore. He is deeply entrenched into the start-up ecosystems in Silicon Valley, Germany and Southeast Asia and has been an active advisor and mentor to many start-ups. Mr. Sugarman served as Non-Executive Director for Unilever’s DACH Entity from September 2015 to August 2019. Mr. Sugarman was the Senior Vice President of Salesforce (San Francisco Bay office) from January 2016 and August 2019, and its Chief Customer Officer APAC from September 2019 to April 2021. Mr. Sugarman holds a BA (cum laude) from the University of California at Berkeley and a Master of Business Information Systems from the Rotterdam School of Management at Erasmus University and has a very strong and proven combination of pioneering business models and scaling them with clear business insight and acumen.

Samir Addamine

Mr. Addamine is a serial entrepreneur and innovation leader in the technology industry. He is well recognized as an expert in mobile and digital marketing and has advised some of the world’s leading brands on how to move towards a mobile-driven ecosystem. He founded ClicMobile in 2003, a mobile digital agency that focuses on the evolving digital world and shifting technological landscape. He was a senior executive at Framfab (a Swedish internet service company), where he developed mobile applications as well as mobile go-to-market strategies for businesses. In 2012, Mr. Addamine developed mobile applications (Follow-apps) to help enterprise companies build and grow successful mobile channels via an industry-leading analytics and engagement solution. In April 2014, Mr. Addamine incorporated FollowAnalytics, Inc., a Delaware corporation, to further develop Follow-apps. Today, FollowAnalytics is a fast-growing global leader in no-code/low-code mobile development. It is headquartered in San Francisco with offices in New York, Montreal, and Paris. Key partners include Salesforce, Adobe, and Microsoft, who recommend, distribute, and integrate FollowAnalytics solutions. Mr. Addamine is on the board of promising startup companies such as Zendoc, and is a strong advocate of digital transformation via mobile and No-code/Low-code software. He is also currently a board member on the Forbes technology council. Mr. Addamine received a Bachelor of Computer Science and Electrical Engineering from University Bourgogne France-Comté in 1993, and a Master of Business Development from Novancial Business School in Paris in 1995.

Alex Bono

Mr. Bono has more than 23 years of experience in Asia and Europe with a strong track record in digital and technology across large corporations and technology start-ups. He has experience both as an entrepreneur and intrapreneur. Mr. Bono has a proven track-record and hands-on knowledge of building and monetizing companies from zero to large size. He was the winner of the prestigious award “Top 50 HK Leaders in Retail” 2018, Best Hong Kong eCommerce platform 2018. Currently, Mr. Bono is the Chief Digital Officer of DKSH based in Singapore, providing digital leadership to the market expansion service company with $11.6 billion revenue in 2020 (SIX Swiss Exchange: DKSH), developing and implementing digital transformation across 36 countries and 4 large business units with strong focus on innovative business models. Prior to DKSH, he was CEO of Habbitzz Ltd in Hong Kong, a successful eCommerce company (owned by PCCW) and acted as Senior Vice President of eCommerce with PCCW Ltd, a Hong Kong-based information and communications technology company. Mr. Bono successfully created a proprietary consumer eCommerce business for PCCW. He was also leading the area of Innovation and Digital Transformation building innovative businesses and new revenue sources. His entrepreneurial journey includes the co-founding of Moms Asia Holdings in Singapore, in which JD.com (Nasdaq: JD) took a controlling equity investment, being the Founder & Managing Director of MKKO Ventures in Singapore as well as being a member of the Groupon co-founding team in Spain. Mr. Bono holds an International MBA from IE Business School in Madrid, Spain. He also holds a master’s degree in Computer Science and a master’s degree in E-Commerce from Polytechnic University of Valencia.

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Senior Advisory Board

On the effective date of this registration statement, we will form a Senior Advisory Board, who will assist our management team in sourcing suitable acquisition targets, provide business insights when we assess potential business combination targets and as we work to drive additional value in the business that we acquire. The members of the Senior Advisory Board will be as follows:

Alan Beattie

Mr. Beattie was one of HSBC Group's distinguished Executive Leaders having joined the firm in 1988 as an international manager and has had a wide range of experience in banking in Asia, Europe, Latin America and the Middle East. Having been born and raised in Singapore, Mr. Beattie is passionate about the opportunity in Southeast Asia and other parts of Asia, and will be bringing his deep banking knowledge coupled with leadership and corporate governance expertise. Mr. Beattie’s most recent role at HSBC was Global Head & CEO Private Wealth Solutions and previously was Regional Head of Latin America Commercial Bank as well as Deputy CEO Europe. In 2014 to 2017, Mr. Beattie took a break from banking and worked in Australia in executive and advisory roles in various sectors of the financial markets; ranging from venture capital to fintech, and included a stock market listing. Mr. Beattie was key in launching CP Ventures where he was Chief Funding Advisor and Chair of Venture Fund Investment Committee. Throughout his career, Mr. Beattie has been actively involved in many M&A transactions and the setting and implementation of strategies across multiple markets. Mr. Beattie has been board member to various HSBC entities in 12 countries. More relevant to Southeast Asia, Mr. Beattie is now Advisory Board Member to ASEAN Business Partners which is a multidisciplinary Management Consulting Firm in the region. Mr. Beattie holds a master’s degree in Economics from the University of Edinburgh, a master’s degree in International Banking & Finance from Heriot-Watt University, and has carried out further executive education at INSEAD.

Jonathan Cohen

Mr. Cohen is a serial entrepreneur based out of Singapore for over 10 years. Initially in the gaming industry, and most recently as the CEO of Paneco.com, the largest E-commerce alcohol company in South East Asia – which he launched in 2017. Mr. Cohen brings a deep understanding of how to take companies from inception to growth stage and all the way to a successful exit. He is highly skilled in building powerful ecosystems across corporate and start-ups and leveraging them to drive growth and value. Prior to his entrepreneurial ventures, Mr. Cohen spent time between New-York and Tel Aviv as a senior executive in a leading global consultancy firm and as an M&A lawyer for one of the largest Israeli law firms, Balter, Guth, Aloni & Co. He has led numerous international M&A transactions and is providing significant insights into the valuation and structuring of global deals. Mr. Cohen is deeply entrenched in the Asia Pacific and Israeli tech ecosystems where he has been advising and investing in start-ups for many years.

Shinta Dhanuwardoyo

Ms. Dhanuwardoyo is a tech industry veteran and trailblazer, the award-winning entrepreneur that has impacted Indonesia’s digital landscape in countless ways. Ms. Dhanuwardoyo is the founder of Bubu.com,  a full-service data-driven digital agency (including full-service gaming and esports). Previously, Ms. Dhanuwardoyo was the CEO of Plasa.com (now Blanja.com), a Telkom Indonesia owned e-commerce marketplace, and the Managing Partner at Nusantara Ventures, a pioneering technology venture capital fund in Indonesia aimed at helping entrepreneurs create and grow market-leading digital media companies throughout the region. As one of Indonesia’s leading authorities on information and telecommunications technology, Ms. Dhanuwardoyo has also been instrumental in fostering valuable ties with Silicon Valley. At the end of December 2019, Ms. Dhanuwardoyo launched a new venture called Startupindonesia.co, an online platform to help connect all the startup ecosystems in Indonesia, which is looking to democratize network and knowledge for Indonesia’s tech startup ecosystem, especially those with a strong socio-economic impact. Ms. Dhanuwardoyo is currently the head of the permanent committee for Digital Business, e-Commerce and Startups Development at the Chamber of Commerce and Industry of Indonesia (KADIN).  Ms. Dhanuwardoyo has also recently been appointed to the Board of Trustees for Asia Gender Network under the Asia Venture Philanthropy Network in partnership with Gates Foundation, which is committed to accelerating capital towards causes that improve outcomes for women and girls throughout the region.

Ziad Kabbara

Mr. Kabbara has over 20 years’ experience in a wide range of finance and banking roles. Based in Los Angeles, Mr. Kabbara is now a personal investor, cryptocurrency enthusiast and day trader. Previously based in New York City, Mr. Kabbara led the Transport, Aviation, Logistics and Professional Service sales teams globally for HSBC Bank for the firm’s Global Liquidity and Cash Management Division. He previously led the firm’s US Regional West sales team, which covered a broad spectrum of US and International based clients mostly in the technology sector. Prior to this, Mr. Kabbara was a member of the Global Banking & Markets sales team dedicated to leveraging HSBC's relationships in order to grow the bank's foreign exchange, interest rates and metals market share along the USA’s West Coast. Until 2014, he was working from San Francisco with corporate and institutional clients, helping them navigate the difficult task of expanding globally, highly focused on guiding Silicon Valley technology companies into Asia. Mr. Kabarra started his HSBC career in the corporate sales team after joining from Commonwealth Bank of Australia in 2010. In this role, he focused on growing the international footprint of publicly traded Australian mining, engineering, metal distribution and construction companies. Prior to Commonwealth Bank of Australia, Mr. Kabbara also worked for AMP Financial, the Virgin Money Group and global service provider Teletech.

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Axel Winter

Mr. Winter is the Chief Digital Officer for Siam Piwat Group, a Bangkok-based luxury mall operator, and retail and development company. Mr. Winter is also an advisor to X-Spring Group, building a token-based investment business, investor and venture partner in Thailand. He has been a tech leader in Southeast Asia since 1994, having held Chief Technology Officer positions for numerous companies specifically in the finance and retail sectors, with most recent roles for Central Retail Corporation in Bangkok and prior to that as the Global Head Enterprise Architecture & Technology Strategy for Standard Chartered Bank. Mr. Winter has also held leadership positions for tech consultancies such as Accenture and enterprises such as GE Capital and Cisco Systems in Thailand. He is a highly regarded expert for digitization and business transformation, is well known for challenging industry paradigms and consistently striving for integrating new technologies for achieving true impact and change. He is a core member of the Thai start-up ecosystem both as an advisor, co-founder of several start-ups, and as a venture partner for Alpha Founders Capital. Mr. Winter’s public markets experience includes his senior contribution to the initial public offering of Central Retail Corp, the world’s second-highest ranking retail IPO in the year of 2020 (according to Yahoo Finance)

Business Strategy

Our business strategy is to identify and consummate an initial business combination with a company with operations or prospects in Southeast Asia’s new economy sector. We intend to focus on companies that complement the experience of our management team and can benefit from the team’s deep local operational expertise on the ground in Southeast Asia. Our selection process will leverage our management team’s and our sponsor’s broad and deep network of relationships, industry expertise and proven deal-sourcing capabilities, providing us with a strong pipeline of potential targets. Our management and sponsor have experience in:

•	investing and building businesses in the technology led growth sectors;

•	managing and operating companies, setting and changing strategies, and identifying, mentoring and recruiting top-notch talent;

•	developing and growing companies, both organically and inorganically, and expanding the product ranges and geographic footprints of portfolio businesses;

•	executing merger and acquisition strategies to accelerate growth and create integrated value chains;

•	sourcing, structuring, acquiring and selling businesses in various markets;

•	partnering with other industry-leading companies to increase sales and improve the competitive position of companies;

•	fostering relationships with users, sellers, capital providers and target management teams; and

•	accessing the capital markets across various business cycles, including financing businesses and assisting companies with the transition to public ownership

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, though we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to focus on businesses with:

•	Operations or prospects in technology led growth sectors in Southeast Asia. Based upon our management team’s experience, we believe we will have increased access to investment opportunities and a competitive advantage in our ability to negotiate a business combination with potential targets in Southeast Asia’s technology led growth sectors. Our management team’s extensive experience and network of contacts provide them with an opportunity to source a target, evaluate a target, consummate a business combination with the target and help grow the target’s business.

•	Strong management team and culture. We intend to acquire one or more businesses that have strong management teams with a proven track record of driving growth, building long-term competitive advantage and making sound strategic decisions, as well as operating with a transparent corporate culture anchored in strong values.

•	Large addressable markets. We intend to invest in one or more businesses that address a large market that creates the opportunity for attractive long-term growth prospects.

•	Scalability. We seek to invest in one or more businesses that will be able to significantly scale their operations to take advantage of their opportunities. We intend to leverage our experience in scaling businesses in order to help accelerate growth.

•	Sound fundamentals with the potential to further improve their performance under our ownership. We believe our management team’s experience in our target sectors as well as their network of industry contacts will create opportunities to enhance the revenue and operational efficiencies of the target business, and potentially generate higher returns for our investors.

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•	Market leadership. We intend to seek one or more targets that have a leading presence across an industry or segment or have leading technology or product capabilities.

•	Appropriate valuations. We intend to be a disciplined and valuation-centric investor that will invest on terms that we believe are attractive relative to market comparables and intrinsic value that provide significant upside potential.

•	Opportunities for inorganic growth. We intend to seek companies that can serve as a platform for future synergistic acquisitions, and can benefit from the public currency afforded by access to equity capital markets.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and our sponsor and their respective affiliates and related entities and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team and members of our sponsor and their respective affiliates and related entities have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

In addition to our sponsor, members of our management team may directly or indirectly own our ordinary shares and/or placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, no director or officer shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.

Our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a definitive agreement regarding our initial business combination.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses, and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

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Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers.

Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary share that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30th.

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Financial Position

With funds available for an initial business combination initially in the amount of $96,500,000, after payment of $3,500,000 of deferred underwriting fees (or $110,975,000 after payment of $4,025,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination (other than deferred underwriting fees), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the placement warrant, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary share, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement warrant, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by applicable law or share exchange requirements, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. From the period commencing with our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

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Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals, as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their affiliates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination except as set forth herein. We have agreed to pay Fat Ventures Pte. Ltd., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating, and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors or making the initial business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will virtually have unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

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In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective business target, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

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Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC, subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•	we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of our Class A ordinary share then outstanding (other than in a public offering);

•	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and reasons, which include a variety of factors, including, but not limited to:

•	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination;

•	other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

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Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them in connection with the completion of our business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or share exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure an initial business combination with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed initial business combination. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If shareholder approval of the transaction is required by law or share exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares present and entitled to vote at the meeting to approve the initial business combination when a quorum is present are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the Company representing a majority of the voting power of all outstanding shares of the Company entitled to vote at such meeting. Our initial shareholders will count toward this quorum and pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares acquired during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our founder shares, we would need 550,001 or 5.5%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming only the minimum number of shares representing a quorum are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised and that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and the representative shares are voted in favor of the initial business combination). In the event that all our outstanding ordinary shares are voted, we would need 3,700,001 or 37.0%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised, and that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and the representative shares are voted in favor of the initial business combination). We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination, but they will be entitled to such rights with respect to any public shares held by them.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, we will not redeem any public shares unless our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Our amended and restated memorandum and articles of association will provide that we may not redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be shareholders at the time our shareholders vote on our initial business combination, and, if they are shareholders, we cannot assure you as to how such anchor investors will vote on any business combination.

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Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two days prior to the vote on the initial business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many special purpose acquisition companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the shareholder meeting. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

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If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only 12 months from the closing of this offering(or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period) to complete our initial business combination. We may seek shareholder approval of the amendments to our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company for any extension beyond 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period) at a meeting called for such purpose. Public shareholders will be offered the opportunity to vote on or redeem their shares in connection with any such extension. Alternatively, or in the event that there is an unsuccessful effort to obtain shareholder approval for the proposed extensions(s), we may, but are not obligated to, extend the period in which we must complete our initial business combination twice, for an additional three months each time, up to 21 months by depositing into the trust account for each three month extension $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case). In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Public shareholders, in this situation, will not be offered the opportunity to vote on or redeem their shares. If we are unable to complete our initial business combination within such 12-month period (or up to 21-month period), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or up to 21-month period).

Our sponsor, senior advisors, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association). The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor, senior advisors, officers, directors, or anchor investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association, prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $850,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

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If we were to expend all of the net proceeds of this offering and the sale of the placement warrant, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $850,000 from the proceeds of this offering and the sale of the placement warrant with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $865,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $865,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

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If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend any provisions of our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association, prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights as described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended by special resolution.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

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	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 as described elsewhere in this prospectus and any limitations (including but not limited to cash requirements) agreed to in connections with the negotiation of terms of a proposed initial business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers or their affiliates may pay in these transactions.	If we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months from the closing of this offering at the election of the Company in two separate three month extensions subject to satisfaction of certain conditions, including the deposit of up to $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full ($0.15 per unit in either case) for each three month extension, into the trust account, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share) including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$100,000,000 of the net proceeds of this offering and the sale of the placement warrants will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $85,950,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$100,000,000 of the net offering proceeds and the sale of the placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

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Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	We expect the units will begin trading on or promptly after the date of this prospectus. The Class A ordinary share and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying Class A ordinary share and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the date of the consummation of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

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Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or share exchange listing requirements to hold a shareholder vote. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. If we are not required by applicable law or share exchange listing requirements and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a shareholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such meeting.
Business combination deadline	If we are unable to complete an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If a business combination has not been completed within 12 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder (including our affiliates), together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.
Tendering share certificates in connection with redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two days prior to the vote on the initial business combination to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations and up to $100,000 of interest that may be used for our dissolution expenses, the proceeds held in the trust account will not be released until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association, prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete an initial business combination within the required time frame (subject to the requirements of applicable law). On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming shareholders. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

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Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 27 Bukit Manis Road, Singapore, 099892, and our telephone number is 65-8590-2056.

Commencing on the date of this prospectus, we have agreed to pay Fat Ventures Pte. Ltd., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary, in the exercise of their respective business judgement, to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination. We do not have an employment agreement with any member of our management team.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares, and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

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We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

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MANAGEMENT

Officers and Director

Our officers and directors are as follows:

Name	Age	Position
Tristan Lo	38	Co-Chief Executive Officer, Director and Chairman of Board
David Andrada	40	Co-Chief Executive Officer, Chief Financial Officer and Director
Nils Michaelis	48	President, Chief Operating Officer, Head of Mergers and Acquisition, Director
Abel Martins Alexandre	49	Independent Director
Tina Wyer	46	Independent Director
Stanton Sugarman	53	Independent Director
Samir Addamine	48	Independent Director
Alex Bono	46	Independent Director

Tristan Lo serves as our Co-Chief Executive Officer and Chairman of the Board. Since May 2015, Mr. Lo has served as a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he identifies strategic partnership opportunities, guides equity investment strategy, and leads operations of the firm’s portfolio of companies. Mr. Lo has been a lifelong entrepreneur, starting his first company in advertising and marketing while completing his Business Degree at the University of Technology Sydney. Thereafter, he founded companies in Australia including a portfolio of telecommunication retail stores, online accredited training businesses, and a portfolio of hotel businesses. In March 2013, Mr. Lo moved to Singapore and became the founder and Chief Executive Officer of Mums.sg, an e-commerce B2C company. While at Mums.sg, Mr. Lo grew the e-commerce business from inception to operations across Singapore and further expanded by acquiring a complimentary e-commerce company in Hong Kong. In 2016, Mr. Lo, subsequently negotiated a majority sale to JD.ID, an e-commerce company based in Jakarta, Indonesia, part of NASDAQ listed JD.com. JD.com is widely recognized as one of the leading e-commerce companies in the world. Following the sale to JD.ID Mr. Lo spent 18 months on the ground in Jakarta helping build their Indonesian operations from infancy. Mr. Lo is an experienced operator scaling businesses via organic growth and mergers and acquisition across Asia Pacific. In October 2018, Mr. Lo became a director of Panamericana Pte. Ltd., a Singapore food and beverage company. In October 2019, Mr. Lo co-founded Clean Eats & Co Pte. Ltd., a Singapore food technology company and has been the chief executive officer thereof since then. Mr. Lo holds a Bachelor of Business, Marketing and E-Business from University of Technology Sydney.

David Andrada serves as our Co-Chief Executive Officer and Chief Financial Officer. Since May 2015, Mr. Andrada has served a Managing Partner of Fat Projects Pte. Ltd., an affiliate of our sponsor, where he helps guide the firm’s capital raisings and M&A activity. Since September 2020, Mr. Andrada serves as the Chief Financial Officer of Clean Eats & Co Pte. Ltd., a Singapore company focusing on food technology, and a non-executive director for ipaymy.com - a financial technology company headquartered in Singapore with operations in Malaysia, Hong Kong and Australia. Mr. Andrada also advises several Small/Mid Cap companies in Southeast Asia on corporate finance projects, go-public and mergers and acquisitions strategies in industries including technology, telecommunications, energy and infrastructure. Mr. Andrada is a seasoned and globally recognized banking executive having held senior positions with HSBC Group from September 2014 through August 2020, and Bank of America Merrill Lynch across Sydney, Singapore and the United States. His last role at HSBC was Global Sector Head (from September 2017 through August 2020) spending most times between Houston and London, where he was globally responsible for the firm's institutional relationships in the Oil & Gas, Metals & Mining, Chemicals and Utilities sectors managing corporate investments, post-M&A treasury integration, digitization and treasury transformation projects. He led a team of senior banking professionals across Europe, Americas, Asia Pacific and Middle East covering some of the world's largest companies for their corporate treasury service’s needs. Prior to moving to Houston, Mr. Andrada was based out of Singapore where he was Asia Pacific Sector Head for the firm from 2014 through September 2017. Prior to this, he was Vice President at Bank of America Merrill Lynch in Sydney helping multinational companies in Asia Pacific with their Digital Transformation programs in Treasury and Supply Chain. Mr. Andrada holds a Bachelor of Commerce, Major in Management of Financial Institutions from De La Salle University, and took further post graduate studies at The University of Sydney Business School.

Nils Michaelis serves as our President, Chief Operating Officer and Head of Mergers & Acquisition. Mr. Michaelis’ career spans 24 years, multiple industries and geographies, having held leadership positions for world-leading consultancies such as McKinsey & Company, Accenture, and corporations such as Bertelsmann and American Express. Mr. Michaelis has been at the forefront of digital transformation throughout his career and is a seasoned expert in identifying opportunities from digital technologies, designing new approaches and business models, and then executing and successfully scaling them through a combination of organic and M&A-driven growth. Throughout his career Mr. Michaelis has been driving M&A and the integration of acquisitions to accelerate and scale business for the corporations and the clients he has served – with significant M&A experience across Asia, Europe and North America. Since August 2013, Mr. Michaelis has been based in Singapore and held senior leadership roles at Accenture as Managing Director responsible for Digital in Southeast Asia and most recently as the responsible for transformation in consumer facing industries for the Growth Markets region (APAC, Africa Middle East and Latin America), designing and executing integrated technology-led transformation journeys for his clients across experience, enablement and efficiency layers. Mr. Michaelis is deeply entrenched into the global innovation and technology ecosystems and a recognized thought leader for corporations, tertiary institutions and government-linked enterprises. Mr. Michaelis holds a Master of Business Administration from Leuphana University of Lüneburg.

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Abel Martins Alexandre has 25 years of experience that spans international banking and FTSE100 corporate on four continents, with an acute understanding of business strategy and development, corporate finance and M&A, governance and risk management. Mr. Martins Alexandre has worked on around 100 structured and corporate finance transactions in his career, in advanced as well as emerging markets, and developed and implemented a number of strategies across new business activities, asset restructuring and corporate reorganization. In the last five years, Mr. Martins Alexandre contributed significantly to the build-up of the commercial activities of Rio Tinto in Singapore as part of his position in the Commercial Senior Leadership Team, having created a new treasury function and operating model, centralized commodity trading and trade finance activities, and developed a technology transformation roadmap. Mr. Martins Alexandre was the Chief Development Officer of Rio Tinto from December 1, 2014 to June 30, 2016, its Head of Commercial Treasurer from July 1, 2016 to May 31, 2019, and Group Treasurer from June 1, 2019 to March 31, 2020. He was most recently a member of Finance Senior Leadership Team in his capacity as Treasurer for the Group (in charge on all global treasury, corporate and project finance, pensions and investments, and insurance activities) and played a key role in aligning sustainability to corporate finance, progressing technology transformation, and funding of mega projects. Mr. Martins Alexandre has a very strong and proven combination of strategic thinking, finance expertise, business acumen and leadership. Recent accolades include best Treasury team in Asia in 2018 and 2019, and one of the Top 100 FinTech influencers in Southeast Asia according to Lattice80. Mr. Martins Alexandre holds a Bachelor of Philosophy from Paris-Sorbonne University, Master of Business from Toulouse Business School, and Master of Business Administration from London Business School.

Tina Wyer Mrs. Wyer has over 23 years’ experience, holding several C-suite roles, responsible for driving major change and transformation agendas across both the business and technology domains. Her work in the United States, Australia and Singapore gives her a unique perspective of the business functions, regulatory, controls and opportunity landscape across diverse disciplines, geographies and cultures. Mrs. Wyer recently retired from J.P. Morgan Chase as a Managing Director after a successful 17-year career, carrying numerous senior roles including: Firmwide Chief Data Officer in New York office (from August 2014 to April 2017), Asia Chief Technology Officer for Corporate Technology in Singapore office (April 2017 to August 2020), and Australia & New Zealand Chief Financial Officer (CFO) in Sydney office. Mrs. Wyer commenced her career at KPMG and BearingPoint thereafter, where she has led major systems transformation, Basel II and ERP implementation projects in Australia and the U.S. Mrs. Wyer’s merger and acquisition experience includes substantial involvement in the merger of Bank One with and into J.P. Morgan Chase, J.P. Morgan Chase’s sell of its corporate trust business to Bank of New York, and J.P. Morgan Chase’s acquisition of retail banking and regional middle-market businesses from Bank of New York. Mrs Wyer holds a Bachelor of Commerce from Deakin University in Burwood, Melbourne, and she is a Chartered Accountant qualified in Australia and New Zealand, and award winner of the 2020 Singapore Top 100 Women in Technology.

Stanton Sugarman Mr. Sugarman’s 30-year career has seen him playing pioneering roles in the digitization of advertising, media & content, and most recently driving SaaS in the fastest growing region of the world. Mr. Sugarman has worked across the globe with leadership roles in North America, Europe and across the Asia Pacific region. Since May 1, 2021, Mr. Sugarman serves as the Chief Commercial Officer and Co-owner of the GAIA AG (global leader in Digital Therapeutics). Mr. Sugarman brings a deep understanding of the tech landscape and its evolution coupled with extensive insight into how to drive mass adoption for both B2C and B2B settings. Mr. Sugarman has contributed significantly to the rapid growth of SaaS business models – especially in the areas of marketing, sales, CRM and commerce, previously defining the customer adoption strategy for the C-Suite for Salesforce in Europe and Asia Pacific and was responsible for the Enterprise Key Account Business as the Chief Customer Officer APAC for Salesforce based out of Singapore. He is deeply entrenched into the start-up ecosystems in Silicon Valley, Germany and Southeast Asia and has been an active advisor and mentor to many start-ups. Mr. Sugarman served as Non-Executive Director for Unilever’s DACH Entity from September 2015 to August 2019. Mr. Sugarman was the Senior Vice President of Salesforce (San Francisco Bay office) from January 2016 and August 2019, and its Chief Customer Officer APAC from September 2019 to April 2021. Mr. Sugarman holds a BA (cum laude) from the University of California at Berkeley and a Master of Business Information Systems from the Rotterdam School of Management at Erasmus University and has a very strong and proven combination of pioneering business models and scaling them with clear business insight and acumen.

Samir Addamine is a serial entrepreneur and innovation leader in the technology industry. He is well recognized as an expert in mobile and digital marketing and has advised some of the world’s leading brands on how to move towards a mobile-driven ecosystem. He founded ClicMobile in 2003, a mobile digital agency that focuses on the evolving digital world and shifting technological landscape. He was a senior executive at Framfab (a Swedish internet service company), where he developed mobile applications as well as mobile go-to-market strategies for businesses. In 2012, Mr. Addamine developed mobile applications (Follow-apps) to help enterprise companies build and grow successful mobile channels via an industry-leading analytics and engagement solution. In April 2014, Mr. Addamine incorporated FollowAnalytics, Inc., a Delaware corporation, to further develop Follow-apps. Today, FollowAnalytics is a fast-growing global leader in no-code/low-code mobile development. It is headquartered in San Francisco with offices in New York, Montreal, and Paris. Key partners include Salesforce, Adobe, and Microsoft, who recommend, distribute, and integrate FollowAnalytics solutions. Mr. Addamine is on the board of promising startup companies such as Zendoc, and is a strong advocate of digital transformation via mobile and No-code/Low-code software. He is also currently a board member on the Forbes technology council. Mr. Addamine received a Bachelor of Computer Science and Electrical Engineering from University Bourgogne France-Comté in 1993, and a Master of Business Development from Novancial Business School in Paris in 1995.

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Alex Bono has more than 23 years of experience in Asia and Europe with a strong track record in digital and technology across large corporations and technology start-ups. He has experience both as an entrepreneur and intrapreneur. Mr. Bono has a proven track-record and hands-on knowledge of building and monetizing companies from zero to large size. He was the winner of the prestigious award “Top 50 HK Leaders in Retail” 2018, Best Hong Kong eCommerce platform 2018. Currently, Mr. Bono is the Chief Digital Officer of DKSH based in Singapore, providing digital leadership to the market expansion service company with $11.6 billion revenue in 2020 (SIX Swiss Exchange: DKSH), developing and implementing digital transformation across 36 countries and 4 large business units with strong focus on innovative business models. Prior to DKSH, he was CEO of Habbitzz Ltd in Hong Kong, a successful eCommerce company (owned by PCCW) and acted as Senior Vice President of eCommerce with PCCW Ltd, a Hong Kong-based information and communications technology company. Mr. Bono successfully created a proprietary consumer eCommerce business for PCCW. He was also leading the area of Innovation and Digital Transformation building innovative businesses and new revenue sources. His entrepreneurial journey includes the co-founding of Moms Asia Holdings in Singapore, in which JD.com (Nasdaq: JD) took a controlling equity investment, being the Founder & Managing Director of MKKO Ventures in Singapore as well as being a member of the Groupon co-founding team in Spain. Mr. Bono holds an International MBA from IE Business School in Madrid, Spain. He also holds a master’s degree in Computer Science and a master’s degree in E-Commerce from Polytechnic University of Valencia.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our board of directors will determine that all of our directors, other than Tristan Lo and David Andrada, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. Commencing on the date of this prospectus, we have agreed to pay Fat Ventures Pte. Ltd., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

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We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Mr. Abel Martins Alexandre, Mr. Santon Sugarman and Mr. Samir Addamine will serve as members of our audit committee, and Mr. Abel Martins Alexandre will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Abel Martins Alexandre, Mr. Santon Sugarman and Mr. Samir Addamine meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Abel Martins Alexandre qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

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Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Mrs. Tina Wyer and Mr. Alex Bono will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Our board of directors has determined that each of Mrs. Tina Wyer and Mr. Alex Bono are independent, and Mrs. Tina Wyer will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•      reviewing and approving on an annual basis the corporate goals and objectives relevant to our Co-Chief Executive Officers’ compensation, if any is paid by us, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Co-Chief Executive Officers based on such evaluation;

•      reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•      reviewing on an annual basis our executive compensation policies and plans;

•      implementing and administering our incentive compensation equity-based remuneration plans;

•      assisting management in complying with our proxy statement and annual report disclosure requirements;

•      approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•      if required, producing a report on executive compensation to be included in our annual proxy statement; and

•      reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to Fat Ventures Pte. Ltd., an affiliate of our sponsor, of $10,000 per month, for up to 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), for the office space, utilities, and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Senior Advisory Board

On the effective date of this registration statement, we will form a Senior Advisory Board, who will assist our management team in sourcing suitable acquisition targets following the consummation of this offering, provide business insights when we assess potential business combination targets and as we work to driving additional value in the businesses that we acquire. The members of the Senior Advisory Board will be as follows (in alphabetical order):

On the effective date of this registration statement, we will form a Senior Advisory Board, who will assist our management team in sourcing suitable acquisition targets, provide business insights when we assess potential business combination targets and as we work to drive additional value in the business that we acquire. The members of the Senior Advisory Board will be as follows:

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Alan Beattie

Mr. Beattie was one of HSBC Group's distinguished Executive Leaders having joined the firm in 1988 as an International Manager and has had a wide range of experience in banking in Asia, Europe, Latin America and the Middle East. Having been born and raised in Singapore, Mr. Beattie is passionate about the opportunity in Southeast Asia and other parts of Asia, and will be bringing his deep banking knowledge coupled with leadership and corporate governance expertise. Mr. Beattie’s most recent role at HSBC was Global Head & CEO Private Wealth Solutions and previously was Regional Head of Latin America - Commercial Bank as well as Deputy CEO Europe. In 2014 to 2017, Mr. Beattie took a break from banking and worked in Australia in executive and advisory roles in various sectors of the financial markets; ranging from venture capital to fintech, and included a stock market listing. Mr. Beattie was key in launching CP Ventures where he was Chief Funding Advisor and Chair of Venture Fund Investment Committee.

Throughout his career, Mr. Beattie has been actively involved in many M&A transactions and the setting and implementation of strategies across multiple markets. Mr. Beattie has been board member to various HSBC entities in 12 countries. More relevant to Southeast Asia, Mr. Beattie is now Advisory Board Member to ASEAN Business Partners which is a multidisciplinary Management Consulting Firm in the region. Mr. Beattie holds a Master’s degree in Economics from the University of Edinburgh, a Master’s degree in International Banking & Finance from Heriot-Watt University, and has carried out further executive education at INSEAD.

Jonathan Cohen

Mr. Cohen is a serial entrepreneur based out of Singapore for over 10 years. Initially in the gaming industry, and most recently as the CEO of Paneco.com, the largest E-commerce alcohol company in South East Asia – which he launched in 2017. Mr. Cohen brings a deep understanding of how to take companies from inception to growth stage and all the way to a successful exit. He is highly skilled in building powerful ecosystems across corporate and start-ups and leveraging them to drive growth and value. Prior to his entrepreneurial ventures, Mr. Cohen spent time between New-York and Tel Aviv as a senior executive in a leading global consultancy firm and as an M&A lawyer for one of the largest Israeli law firms, Balter, Guth, Aloni & Co. He has led numerous international M&A transactions and is providing significant insights into the valuation and structuring of global deals. Mr. Cohen is deeply entrenched in the Asia Pacific and Israeli tech ecosystems where he has been advising and investing in start-ups for many years.

Shinta Dhanuwardoyo

Ms. Dhanuwardoyo is a tech industry veteran and trailblazer, the award-winning entrepreneur that has impacted Indonesia’s digital landscape in countless ways. Ms. Dhanuwardoyo is the founder of Bubu.com,  a full-service data-driven digital agency (including full-service gaming and esports). Previously, Ms. Dhanuwardoyo was the CEO of Plasa.com (now Blanja.com), a Telkom Indonesia owned e-commerce marketplace, and the Managing Partner at Nusantara Ventures, a pioneering technology venture capital fund in Indonesia aimed at helping entrepreneurs create and grow market-leading digital media companies throughout the region. As one of Indonesia’s leading authorities on information and telecommunications technology, Ms. Dhanuwardoyo has also been instrumental in fostering valuable ties with Silicon Valley. At the end of December 2019, Ms. Dhanuwardoyo launched a new venture called Startupindonesia.co, an online platform to help connect all the startup ecosystems in Indonesia, which is looking to democratize network and knowledge for Indonesia’s tech startup ecosystem, especially those with a strong socio-economic impact. Ms. Dhanuwardoyo is currently the head of the permanent committee for Digital Business, e-Commerce and Startups Development at the Chamber of Commerce and Industry of Indonesia (KADIN).  Ms. Dhanuwardoyo has also recently been appointed to the Board of Trustees for Asia Gender Network under the Asia Venture Philanthropy Network in partnership with Gates Foundation, which is committed to accelerating capital towards causes that improve outcomes for women and girls throughout the region.

Ziad Kabbara

Mr. Kabbara has over 20 years’ experience in a wide range of finance and banking roles. Based in Los Angeles, Mr. Kabbara is now a personal investor, cryptocurrency enthusiast and day trader. Previously based in New York City, Mr. Kabbara led the Transport, Aviation, Logistics and Professional Service sales teams globally for HSBC Bank for the firm’s Global Liquidity and Cash Management Division. He previously led the firm’s US Regional West sales team, which covered a broad spectrum of US and International based clients mostly in the technology sector. Prior to this, Mr. Kabbara was a member of the Global Banking & Markets sales team dedicated to leveraging HSBC's relationships in order to grow the bank's foreign exchange, interest rates and metals market share along the USA’s West Coast. Until 2014, he was working from San Francisco with corporate and institutional clients, helping them navigate the difficult task of expanding globally, highly focused on guiding Silicon Valley technology companies into Asia. Mr. Kabarra started his HSBC career in the corporate sales team after joining from Commonwealth Bank of Australia in 2010. In this role, he focused on growing the international footprint of publicly traded Australian mining, engineering, metal distribution and construction companies. Prior to Commonwealth Bank of Australia, Mr. Kabbara also worked for AMP Financial, the Virgin Money Group and global service provider Teletech.

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Axel Winter

Mr. Winter is the Chief Digital Officer for Siam Piwat Group, a Bangkok-based luxury mall operator, and retail and development company. Mr. Winter is also an advisor to X-Spring Group, building a token-based investment business, investor and venture partner in Thailand. He has been a tech leader in Southeast Asia since 1994, having held Chief Technology Officer positions for numerous companies specifically in the finance and retail sectors, with most recent roles for Central Retail Corporation in Bangkok and prior to that as the Global Head Enterprise Architecture & Technology Strategy for Standard Chartered Bank. Mr. Winter has also held leadership positions for tech consultancies such as Accenture and enterprises such as GE Capital and Cisco Systems in Thailand. He is a highly regarded expert for digitization and business transformation, is well known for challenging industry paradigms and consistently striving for integrating new technologies for achieving true impact and change. He is a core member of the Thai start-up ecosystem both as an advisor, co-founder of several start-ups, and as a venture partner for Alpha Founders Capital. Mr. Winter’s public markets experience includes his senior contribution to the initial public offering of Central Retail Corp, the world’s second-highest ranking retail IPO in the year of 2020 (according to Yahoo Finance).

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, officers and directors owe the following fiduciary duties:

•  duty to act in good faith in what the officer or director believes to be in the best interests of the company as a whole;

•  duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•  directors should not improperly fetter the exercise of future discretion;

•  duty to exercise powers fairly as between different sections of shareholders;

•  duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•  duty to exercise independent judgment.

Potential investors should also be aware of the following other potential conflicts of interest:

•	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in, or may in the future engage in, several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances, what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

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Our officers and directors presently have, or may in the future have, fiduciary and contractual duties to other entities. As a result, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as an officer or a director shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
Tristan Lo	Fat Projects Pte. Ltd. Clean Eats & Co Pte. Ltd. Panamericana Pte. Ltd. Jet Borders Pte. Ltd.	Investment Company Food Technology Food & Beverage Ecommerce Consulting	Managing Partner/Director Co-Founder/CEO Director Founder

David Andrada	Fat Projects Pte. Ltd. Clean Eats & CO Pte. Ltd. ipaymy.com	Investment Company Food Technology Payment Platform	Managing Partner/Director Co-Founder/CFO Non-Executive Director

Nils Michaelis	N/A	N/A	N/A
Abel Alexandre	N/A	N/A	N/A
Tina Wyer	N/A	N/A	N/A
Stanton Sugarman	GAIA AG	Hospital & Healthcare	Chief Customer Officer
Samir Addamine	FollowAnalytics Inc	Low-Code Mobile Platform	Founder/President
Alex Bono	DKSH	Market Expansion Services	Chief Digital Officer

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.

(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

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In the event that we submit our initial business combination to our public shareholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of officers’ and directors’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, as well as any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us, and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On April 22, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 2,715,000 placement warrants for a purchase price of $1.00 per warrant in a private placement that will occur simultaneously with the closing of this offering (assuming the underwriters do not exercise their over-allotment option). The following table presents the number of shares and percentage of our ordinary shares beneficially owned as of the filing date, before and after this offering, by each person, or group of persons, known to us who beneficially owns more than 5% of our shares, each named executive officer, each of our directors and all directors and executive officers as a group. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 375,000 founder shares on a pro rata basis, and that there are 12,600,000 our ordinary shares issued and outstanding after this offering, consisting of (i) 10,000,000 public shares, (ii) 2,500,000 Class B ordinary shares, (iii) 100,000 Class A ordinary shares issued to the representative, and (iv) none of the anchor investors purchase the units that may be allocated to them.

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	Before Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares
Fat Projects SPAC Pte Ltd (4)	2,875,000	100%	2,500,000	19.84%
Tristan Lo(3)		0%	0	0%
David Andrada(3)		0%	0	0%
Nils Michaelis(5)		0%	0	0%
Abel Martins Alexandre(5)		0%	0	0%
Tina Wyer(5)		0%	0	0%
Stanton Sugarman(5)		0%	0	0%
Samir Addamine(5)		0%	0	0%
Alex Bono(5)		0%	0	0%
All executive officers and directors as a group (8 individuals)	2,875,000	100%	2,500,000	19.84%

(1)	Unless otherwise noted, the business address of each of these entities and individuals is 27 Bukit Manis Road, Sentosa Golf Club, Singapore, 099892.

(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Founder shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.”

(3)	Fat Projects SPAC Pte. Ltd., our sponsor, is the record holder of the securities reported herein. Tristan Lo and David Andrada, our Co-Chief Executive Officers, are each a control person of the member and manager of our sponsor. By virtue of this relationship, Tristan Lo and David Andrada may be deemed to share beneficial ownership of the securities held of record by our sponsor. Tristan Lo and David Andrada each disclaims any such beneficial ownership except to the extent of his respective pecuniary interest.

(4)	Represents 2,875,000 Class B ordinary shares directly held by Fat Projects SPAC Pte. Ltd., including up to 375,000 founder shares that will be surrendered to us for no consideration by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

(5) Immediately after the initial business combination, Nils Michaelis and the non-executive directors, will each be a control person of the member of our sponsor. By virtue of this relationship, Nils Michaelis and each of the non-executive directors may be deemed to share beneficial ownership of the securities held of record by our sponsor. Nils Michaelis and each of the non-executive directors each disclaims any such beneficial ownership except to the extent of his or her respective pecuniary interest.

After giving effect to the issuance of founder shares and the representative shares and the sale of the placement warrant, our initial shareholders will own approximately 19.84% of the outstanding ordinary shares following the offering. Because of this ownership block, our initial shareholders will have significant influence over the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination. If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital, or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of the issued and outstanding ordinary shares (excluding the placement warrant, and the underlying securities, the representative shares and assuming they do not purchase any units in this offering) upon the consummation of this offering. The initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination.

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Our sponsor, executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Expressions of Interest

Up to ten anchor investors have each expressed to us an interest in purchasing up to 990,000 units in this offering at the offering price of $10.00 per unit, and such allocations will be determined by the underwriters.

Pursuant to such units, the anchor investors have not been granted any shareholder or other rights in addition to those afforded to our other public shareholders. Further, the anchor investors are not required to (i) hold any units, ordinary shares or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any ordinary shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The anchor investors will have the same rights to the funds held in the trust account with respect to ordinary shares underlying the units they may purchase in this offering as the rights afforded to our other public shareholders.

There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. There is also no guarantee that all ten anchor investors will participate in the offering. We will be required to meet certain minimum initial listing standards with respect to liquidity to list on the Nasdaq, which may result in a lower number of units being allocated to our anchor investors. In the event that the anchor investors purchase all of the units that they have expressed an interest in purchasing in this offering, hold all such units until prior to consummation of our initial business combination and vote their public shares in favor of our initial business combination, in addition to the founder shares, no affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors are not required to vote any of their public shares in favor of our initial business combination or for or against any other matter presented for a shareholder vote.

Each anchor investor has entered into separate investment agreements with us and our sponsor pursuant to which each anchor investor agreed to purchase 75,000 founder shares (up to 750,000 founder shares in the aggregate) from our sponsor at the closing of this offering, subject to such anchor investor's acquisition of 100% of the units allocated to it by the underwriters in this offering. Pursuant to the investment agreements, the anchor investors have agreed to (a) vote any founder shares held by them in favor of our initial business combination and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our sponsor and independent directors. Since our sponsor is transferring founder shares held by it to the anchor investors and we are not issuing any new ordinary shares, there will be no dilutive impact on the other investors in this offering.

Restrictions on Transfers of Founder Shares and Placement Warrants

The founder shares (other than the founder shares that may be transferred to the anchor investors), and placement warrants, and securities contained therein, are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares (or ordinary shares issuable upon conversion thereof), until the earlier to occur of: (A) the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the placement warrant, including the component securities therein, until the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of any of our officers, our directors, the initial shareholders or members of our sponsor; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration Rights

The holders of the founder shares, placement warrant (including securities contained therein) and warrants (including securities contained therein) that may be issued upon conversion of working capital loans, and any Class A ordinary shares issuable upon the exercise of the placement warrants and any Class A ordinary shares that may be issued upon exercise of the warrants issued as part of the working capital loans and Class A ordinary share issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary share). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 22, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering (excluding the placement warrants and underlying securities and the representative shares). If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of the issued and our outstanding ordinary shares (excluding the placement warrants and the underlying securities and assuming they do not purchase any units in this offering) upon the consummation of this offering. Up to 375,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A ordinary share issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

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Our sponsor has agreed to purchase an aggregate of 2,715,000 placement warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,715,000. If the over-allotment option is exercised in full, the amount of placement warrants sold will be 2,865,000 for an aggregate purchase price of $2,865,000. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, or placement warrants, which will expire worthless if we do not consummate a business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of October 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $865,000 of offering proceeds that has been allocated to the payment of offering expenses (other than underwriting commissions). The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

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We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the founder shares, placement warrants, and warrants that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

We will enter into a registration and shareholder rights agreement pursuant to which our sponsor will be entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares, and, upon the consummation of our initial business combination, to nominate three individuals for appointment of our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities—Registration and Shareholder Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•      Repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•      Payment to Fat Ventures Pte. Ltd., an affiliate of our sponsor, of $10,000 per month, for up to 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), for office space, utilities and secretarial and administrative support;

•      Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•      Repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

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DESCRIPTION OF SECURITIES

Pursuant to our amended and restated memorandum and articles of association, our authorized share capital consists of 300,000,000 Class A ordinary shares, $0.0001 par value, 30,000,000 Class B ordinary shares, $0.0001 par value, and 1,000,000 preference shares, $0.0001 par value. The following description summarizes the material terms of our shares. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one redeemable warrant. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per whole share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise his, her or its warrants only for a whole number of Class A ordinary share.

We expect the Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Prior to the date of this prospectus, there were 2,875,000 Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own 19.84% of our issued and outstanding shares after this offering and the expiration of the underwriters’ option to purchase additional units (assuming our initial shareholders do not purchase any units in this offering). Upon the closing of this offering, 12,600,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option) including:

•	10,000,000 Class A ordinary shares underlying the units issued as part of this offering;

•	2,500,000 Class B ordinary shares held by our initial shareholders; and

•	100,000 Class A ordinary shares issuable to Hutton upon the consummation of this offering.

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If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the placement warrants and the representative shares).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, an ordinary resolution is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting. Additionally, in a vote to continue the company in a jurisdiction outside the Cayman Islands (which requires a special resolution), holders of our founder shares will have ten votes for every founder share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 300,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares that we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares by ordinary resolution. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. The anchor investors will not be entitled to redemption rights with respect to any founder shares held by them, in connection with the completion of our initial business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon the completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or share exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or share exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. Our sponsor, officers and directors have agreed to vote their respective founder shares and any public shares held by them in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. The Representative has not committed to vote any shares held by it in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days’ (but not less than 5 clear days’ nor more than 60 days’) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders and the anchor investors, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, then, pursuant to our amended and restated memorandum and articles of association, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, would be required to sell their shares in open market transactions in order to dispose such shares, potentially at a loss.

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If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution. In such case, our initial shareholders have agreed to vote their founder shares and public shares in favor of our initial business combination. As a result, in addition to the founder shares, we would need 550,001 shares or 5.5% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised and the representative shares are voted in favor of the initial business combination), or 3,700,0001 or 37.0% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised and the representative shares are voted in favor of the initial business combination), of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we have not consummated an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The anchor investors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor, our directors, our directors, our advisers, the anchor investors, EF Hutton, or any of their respective affiliates acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (a) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution; (b) the founder shares are subject to certain transfer restrictions, as described in more detail below; (c) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (d) the anchor investors will not be entitled to (A) redemption rights with respect to any founder shares held by them in connection with the completion of our business combination, (B) redemption rights with respect to any founder shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months from the closing of this offering or (C) rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 12 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period; (e) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein; (f) the founder shares are entitled to registration rights; and (g) in a vote to continue the company in a jurisdiction outside the Cayman Islands (which requires a special resolution), holders of our founder shares will have ten votes for every founder share and holders of our Class A ordinary shares will have one vote for every Class A ordinary share. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution. In such case, our initial shareholders have agreed to vote their founder shares and public shares in favor of our initial business combination.

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the trust account if we do not consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the completion of this offering, plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued to any seller in the initial business combination and any placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans and the representative shares, unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Except as described herein, our sponsor, directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until earliest of (A) six months after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. We refer to such transfer restrictions throughout this prospectus as the lock-up. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor, directors and executive officers with respect to any founder shares.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason by ordinary resolution. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•      the names and addresses of the members, a statement of the shares held by each member and of the amount paid or agreed to be considered as paid on the shares of each member, and the voting rights of shares of each member(and whether such voting rights are conditional);

•      whether voting rights attached to the shares in issue;

•      the date on which the name of any person was entered on the register as a member; and

•      the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

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Preference Shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Redeemable Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and the date of the consummation of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares..

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A ordinary share underlying such unit.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that we will use our best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary share issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•      in whole and not in part;

•      at a price of $0.01 per warrant;

•      upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•      if, and only if, the reported last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

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If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary share may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary share on account of such Class A ordinary shares (or other shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary share in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary share in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our Class A ordinary share if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A ordinary share in respect of such event.

If the number of our issued and outstanding Class A ordinary shares is decreased by a consolidation, combination, or re-designation of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, re-designation or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

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The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary share and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. The placement warrants (including the Class A ordinary share issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor).

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In addition, holders of our placement warrants are entitled to certain registration rights.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants.

Our sponsor has agreed not to transfer, assign or sell any of the placement warrants (including the Class A ordinary shares issuable upon exercise of any of these warrants) until the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Warrants” made to our officers and directors and other persons or entities affiliated with our sponsor.

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Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of our issued and outstanding ordinary shares (excluding the placement warrants and the underlying securities any warrants that may be issued upon conversion the loans and the underlying securities and assuming they do not purchase any units in this offering and the representative shares) upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of at least two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances. Such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “Scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a general meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

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Shareholders’ Suits. Walkers, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by Walkers, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges including those listed below:

•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has compiled with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount if any unpaid on the shares held by such shareholder in the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Our Amended and Restated Memorandum and Articles of Association.

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been adopted by the affirmative vote of at least a two-thirds majority (or such higher threshold as specified in the company’s amended and restated memorandum and articles of association) of the votes cast by the holders of the issued shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Other than as described above, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds (or such higher threshold as specified in the company’s amended and restated articles of association) of the shares voted at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will collectively beneficially own 19.84% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•              If we have not consummated an initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes that were paid by us or are payable by us, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•              Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (y) amend the foregoing provisions;

•      Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, officers or directors, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from independent investment banking firm or another independent entity that commonly renders valuation opinions that such a business combination is fair to our company from a financial point of view;

•      If a shareholder vote on our initial business combination is not required by applicable law or share exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the net assets held in the trust account (excluding the amount of deferred underwriting commissions held in trust and taxes payable on the income earned on the trust account) at the time of signing a definitive agreement in connection with our initial business combination;

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•               If our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

•      We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering, Counter-Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance —Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering, or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act, 2017 (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

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Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

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In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholders’ investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a) where this is necessary for the performance of our rights and obligations under any purchase agreements;

b) where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

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We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

•	Individual data subjects have certain data protection rights, including the right to:

•	be informed about the purposes for which your personal data are processed;

•	access your personal data;

•	stop direct marketing;

•	restrict the processing of your personal data;

•	have incomplete or inaccurate personal data corrected;

•	ask us to stop processing your personal data;

•	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);

•	complain to the Data Protection Ombudsman; and

•	require us to delete your personal data in some limited circumstances.

Certain Anti-takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued Class A ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Valuation of Class Rights; Class B Ordinary Shares Consent Right

For so long as any Class B ordinary shares remain issued and outstanding, we may not, without the prior vote or written consent of the holders of a majority of the Class B ordinary shares then outstanding, voting separately as a single class, amend, alter or repeal any provision our memorandum and articles of association, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or rights of the Class B ordinary shares. Any action required or permitted to be taken at any meeting of the holders of Class B ordinary shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding Class B ordinary shares.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 12,600,000 (or 14,490,000 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 10,000,000 shares (or 11,500,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 (or 2,875,000 if the underwriters’ over-allotment option is exercised in full) founder shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the Class B ordinary shares are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be entitled to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned our restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Class A ordinary shares then outstanding, which will equal 126,000 shares immediately after this offering (or 144,900) if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and placement warrant (including component securities contained therein), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, the representative shares, placement warrant (including component securities contained therein) and warrants (including securities contained therein) that may be issued upon conversion of working capital loans, any Class A ordinary shares issuable upon the exercise of the placement warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary share) that may be issued upon exercise of the warrants as part of the working capital loans and Class A ordinary share issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary share). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A ordinary shares and warrants on Nasdaq under the symbols “FATPU,” “FATP”, and “FATPW,” respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date our Class A ordinary shares and warrants are eligible to trade separately, we anticipate that our Class A ordinary shares and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

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TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Cayman Islands government in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to Fat Projects Acquisition Corp (the “Company”):

1.            That no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.            In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1            on or in respect of the shares, debentures or other obligations of the Company; or

2.2            by way of the withholding in whole or part of any relevant payment as defined in the Tax Concessions Law

These concessions shall be for a period of thirty years from April 21, 2020.

United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of our units, Class A ordinary shares and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and one redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary share and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary share and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.

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This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary share and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such entities;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If you are a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of your partners, members or other beneficial owners will generally depend on the status of your partners, members or other beneficial owners and your activities, in addition to certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

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This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our shares in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our shares may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently imposed at a rate of 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A ordinary share and one warrant to acquire one our Class A ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and the one warrant should be the shareholder’s tax basis in such share or one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the one warrant based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of Class A ordinary shares and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

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The foregoing treatment of the units, Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our shares or rights to acquire our shares) to U.S. holders of our Class A ordinary share, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A ordinary share. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary share and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary shares and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the Class A ordinary share described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary share and Warrants.    Upon a sale or other taxable disposition of our Class A ordinary share or warrants (which, in general, would include a redemption of Class A ordinary share or warrants that is treated as a sale of such securities as described below, including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A ordinary shares or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A ordinary shares or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A ordinary share described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A ordinary share is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

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Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary share or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or the warrants based upon the then relative fair market values of the Class A ordinary shares or the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A ordinary share or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to one Class A ordinary shares or one warrant or, as discussed below, the U.S. holder’s initial basis for Class A ordinary shares received upon exercise of warrants) less, in the case of a one Class A ordinary share, any prior distributions treated as a return of capital.

Redemption of Class A ordinary share.    In the event that a U.S. holder’s Class A ordinary share is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Ordinary shares” or if we purchase a U.S. holder’s Class A ordinary share in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary share under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary share, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary share and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary share, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. holder (including any share constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A ordinary share generally will be treated as a sale of the Class A ordinary share (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only our Class A ordinary shares actually owned by the U.S. holder, but also our shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A ordinary share which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of Class A ordinary share must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares (including any shares constructively owned by the U.S. holder as a result of owning warrants). The redemption of the Class A ordinary share will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption of any Class A ordinary share will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A ordinary share will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

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Exercise, Lapse or Redemption of a Warrant.    A U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A ordinary share upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A ordinary share received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s basis in the Class A ordinary share received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A ordinary share would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary share would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants equal to the number of Class A ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A ordinary share received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, a U.S. holder’s aggregate tax basis in the Class A ordinary share received would equal the sum of the U.S. holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A ordinary share would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary share and Warrants.”

Possible Constructive Distributions.    The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of our Class A ordinary share, or as a result of the issuance of a share dividend to holders of our Class A ordinary share, in each case, which is taxable to the U.S. holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “U.S. Holders — Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

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Passive Foreign Investment Company Rules. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, Class A ordinary shares and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, Class A ordinary share or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, Class A ordinary shares or warrants. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.    In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of our Class A ordinary share, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by us or the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in our Class A ordinary shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A ordinary shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary shares and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary shares, Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Exercise, Lapse or Redemption of a Warrant.    The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary shares and Warrants.”

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The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. holder’s warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. holder’s warrants, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under the heading “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary share and Warrants” depending on such characterization.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary share and Warrants.    A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A ordinary share, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A ordinary share, and, in the case where Class A ordinary shares are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A ordinary shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for our Class A ordinary shares. There can be no assurance that our Class A ordinary shares will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A ordinary shares or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A ordinary shares or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Class A ordinary share.    The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A ordinary share pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Shares” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A ordinary share, as described under “U.S. Holders — Redemption of Class A ordinary shares” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A ordinary shares and Warrants,” as applicable.

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Class A ordinary share unless special procedures are available to Non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

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Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of our Class A ordinary share, or as a result of the issuance of a share dividend to holders of our Class A ordinary share, in each case, which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent through a sale of a portion of the Non-U.S. holder’s Class A ordinary shares, warrants or other property held or controlled by us or the applicable withholding agent on behalf of the Non-U.S. holder or might be withheld from distributions or proceeds subsequently paid or credited to the Non-U.S. holder.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, Class A ordinary shares and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.    Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A ordinary share to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC, the “representative” is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
EF Hutton, division of Benchmark Investments, LLC
Total	10,000,000

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The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $__ per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and

If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, to the public shareholders.

We have agreed to pay or reimburse the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, including the preparation, binding and delivery of bound volumes in form and style reasonably satisfactory to Hutton, transaction Lucite cubes or similar commemorative items in a style as reasonably requested by Hutton, and reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $150,000. We have paid Hutton an advance of $25,000 which will be applied against this cap.

No discounts or commissions will be paid on the sale of the placement warrants.

Representative Shares

We have agreed to issue to Hutton and/or its designees, 100,000 ordinary shares (115,000 shares if the underwriters exercise their over-allotment option in full) upon the consummation of this offering. Hutton has agreed not to transfer, assign or sell any such ordinary shares until the completion of our initial business combination. In addition, Hutton has agreed (i) to waive its redemption rights with respect to such ordinary shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such ordinary shares if we fail to complete our initial business combination within 12 months (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association).

The ordinary shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any units, Class A ordinary shares, warrants, or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, ordinary shares, warrants, or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), subject to certain exceptions. The representative in its sole discretion may release any of the securities subject to the lock-up agreement at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and placement warrant pursuant to the letter agreement as described herein.

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Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (or ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) 6 months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital share exchange, right issuances, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Warrants”). The placement warrants (including the Class A ordinary share issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until the date of the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Warrants”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares, or warrants will develop and continue after this offering.

We have applied to list our units on Nasdaq under the symbol “FATPU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our Class A ordinary shares and warrants will be listed under the symbols “FATP” and “FATPW,” respectively, once the Class A ordinary shares and warrants begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. The upfront portion of the underwriting discounts and commissions will be $0.10 per unit.

	Payable by Fat Projects Acquisition Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.45	$0.45
Total(1)	$4,500,000	$5,175,000

(1)	Includes $0.35 per unit, or $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representative only on completion of an initial business combination as described in this prospectus.

If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes to the public shareholders.

Right of First Refusal

Subject to certain conditions, we granted the representative, for a period of 18 months after the date of the consummation of our business combination, a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

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Stabilization

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $865,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters for all expenses and fees related to the review by FINRA, which amounts are included in the $865,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

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The underwriters and their affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which it may in the future receive, customary fees and commissions for any such transactions.

The underwriters and their respective affiliates are financial institutions engaged in various activities, which may include, among other things, securities trading, commercial and investment banking, financial advisory, investment management, financing and brokerage activities. Such underwriters and their affiliates have in the past, in the ordinary course of business, provided certain of these services to affiliates of our sponsor, and have arrangements in place whereby they may currently or in the future provide such services to affiliates of our sponsor, for which they have received and may receive customary fees, interest, commissions and other compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Certain Relationships

An entity affiliated with Tristan Lo and David Andrada, our Co-Chief Executive Officers, is a party to a foreign finder agreement with the representative, under which such entity is due a referral fee for companies introduced to the representative, which undertake certain financing transactions with the representative. Such entity is not receiving any fees, and is not providing any services, in connection with the offering described herein.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to the offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of our units may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of units shall require the issuer or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a relevant state who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a relevant state to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

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We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to its clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•	To qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

156

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

157

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 18 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other share exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other share exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters will be passed upon on behalf of the underwriters by The Loev Law Firm, PC.

EXPERTS

The financial statements of Fat Projects Acquisition Corp as of April 22, 2021, and for the period from April 16, 2021 (inception) through April 22, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Fat Projects Acquisition Corp to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

158

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

159

FAT PROJECTS ACQUISITION CORP

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Fat Projects Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fat Projects Acquisition Corp (the “Company”) as of April 22, 2021, the related statements of operations, changes in shareholders’ equity and cash flows for the period from April 16, 2021 (inception) through April 22, 2021, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 22, 2021, and the results of its operations and its cash flows for the period from April 16, 2021(inception) through April 22, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of April 22, 2021 and lacks financial resources it needs to sustain its operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides  a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Boston, MA

June 15, 2021, except for the Representative Shares section of Note 6, as to which the date is August 19, 2021

F-2

FAT PROJECTS ACQUISITION CORP

BALANCE SHEETS

	June 30, 2021	April 22, 2021
	(unaudited)
Assets:
Deferred offering costs	$149,807	$47,462
Total Assets	149,807	47,462

Liabilities and Shareholders' Equity:
Accrued offering costs and expenses	$72,390	$26,078
Promissory note - related party	58,824	-
Total current liabilities	131,214	26,078

Commitments and Contingencies (Note 6)

Shareholders' Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 2,875,000 and 2,875,000 shares issued and outstanding, respectively(1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(6,407)	(3,616)
Total shareholders’ equity	18,593	21,384
Total Liabilities and Shareholders' Equity	$149,807	$47,462

(1)	This number includes up to 375,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements

F-3

FAT PROJECTS ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the period from April 16, 2021 (Inception) to June 30, 2021	For the period from April 16, 2021 (Inception) to April 22, 2021
	(Unaudited)

Formation cost	$6,407	$3,616

Net loss	$(6,407)	$(3,616)

Basic and diluted weighted average Class B ordinary shares outstanding(1)	2,500,000	2,500,000
Basic and diluted net loss per share	$(0.00)	$(0.00)

(1)	This number excludes an aggregate of up to 375,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-4

FAT PROJECTS ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class B		Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares(1)	Amount	Capital	Deficit	Equity
Balance as of April 16, 2021 (inception)	—	—	—	—	—
Class B ordinary shares issued to Sponsor	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(3,616)	(3,616)
Balance as of April 22, 2021	2,875,000	$288	$24,712	(3,616)	21,384
Net loss	—		—	(2,791)	(2,791)
Balance as of June 30, 2021 (unaudited)	2,875,000	$288	$24,712	(6,407)	18,593

(1)	This number includes up to 375,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-5

FAT PROJECTS ACQUISITION CORP

STATEMENT OF CASH FLOWS

	For the period from April 16, 2021 (Inception) to June 30, 2021	For the period from April 16, 2021 (Inception) to April 22, 2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,407)	$(3,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by the Sponsor	4,096	3,616
Changes in current assets and liabilities:
Accrued offering costs and expenses	2,311	-
Net cash used in operating activities	-	-

Net change in cash	-	-
Cash, April 16, 2021 (inception)	-	-
Cash, end of the period	$-	$-

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$21,381	$21,384
Deferred offering costs included in accrued offerings costs and expenses	$70,079	$26,078
Deferred offering costs paid under the promissory note	$58,345	$-

F-6

FAT PROJECTS ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

Note 1—Organization, Business Operation and Going Concern

Fat Projects Acquisition Corp (the “Company”) was incorporated as a Cayman Islands exempted company on April 16, 2021. The Company was incorporated for the purpose of effecting a merger, capital share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from April 16, 2021 (inception) through June 30, 2021, relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Fat Projects SPAC Pte Ltd, a Singapore corporation (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 10,000,000 units at $10.00 per unit (the “Units”) (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 2,715,000 warrants (or 2,865,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of signing a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 of interest that may be used for its dissolution expenses, the proceeds from the Proposed Public Offering and the sale of the placement warrant will not be released from the Trust Account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 12 months from the closing of the Proposed Public Offering (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of this offering but have not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or during any extended time in which the Company has to consummate a Business Combination beyond the aforementioned period as a result of a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (“Extension Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete its initial Business Combination within 12 months from the closing of the Proposed Public Offering (or during any Extension Period), subject to applicable law.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or share exchange listing requirements.

F-7

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share, however, there is no guarantee that investors will receive $10.00 per share upon redemption. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have only 12 months from the closing of the Proposed Public Offering (or 15 months if we have filed a proxy statement, registration statement or similar filing for an initial business combination within 12 months from the consummation of the Proposed Public Offering but has not completed the initial business combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, or as extended by the Company’s shareholders in accordance with our amended and restated memorandum and articles of association) to complete the initial Business Combination. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under the laws of Cayman Islands to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within Combination Period

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and public shares held by them in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 12 months from the closing of the Proposed Public Offering (or during any Extension Period), or (B) with respect to any other provision relating to any other provision relating to the rights of holders of the Company’s Class A ordinary shares and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within 12 months (or during any Extension Period) from the closing of the Proposed Public Offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame;

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the independent public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public share due to reductions in the value of the Trust Account, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

The anchor investors will not be entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a shareholder vote to amend amended and restated memorandum and articles of association in a manner that would affect the substance or timing of the Company's obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

Subject to each anchor investor purchasing 100% of the units allocated to it, in connection with the closing of this offering the Sponsor will sell 75,000 founder shares to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price of approximately $0.009.

F-8

Going Concern Consideration

As of June 30, 2021, the Company had no cash and a working capital deficit of $131,214 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). All financial statements and information about events after June 15, 2021 are unaudited.

In the opinion of the Company’s management, the unaudited interim financial statements as of June 30, 2021, for the period from April 16, 2021 (inception) through June 30, 2021 include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of June 30, 2021 and its results of operations and cash flows for the period from April 16, 2021 (inception) through June 30, 2021. The results of operations for the period from April 16, 2021 (inception) through June 30, 2021 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2021.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and April 22, 2021.

Deferred Offering Costs

Deferred offering costs consist of legal and accounting expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

F-9

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 375,000 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At June 30, 2021 and April 22, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2021, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Redeemable Share Classification

The Company's Class A ordinary shares that will be sold as part of the Units in the Proposed Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial business combination. In accordance with ASC 480-10-S99, the Company classifies ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Class A ordinary shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Warrants) and as such, the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’ own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Financial Instruments

The Company will account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of therequirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the dateof issuance, and each balance sheet date thereafter. The Company accounts for its outstanding warrants as equity-classified.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The update simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt—Debt with Conversion and Other Options for convertible instruments and introducing other changes. As a result of ASU No. 2020-06, more convertible debt instruments will be accounted for as a single liability measured at its amortized cost and more convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no features require bifurcation and recognition as derivatives. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASCU No. 2020-06 upon its incorporation. The impact to our balance sheet, statement of operations and cash flows was not material.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Public Units

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units, (or 11,500,000 Units if the underwriters’ over- allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (the “Public Warrants”).

Up to ten qualified institutional buyers or institutional accredited investors which are not affiliated with us, our sponsor, our directors or any member of our management (the “anchor investors”) have each expressed to the Company an interest in purchasing up to 990,000 Units in the Proposed Public Offering at the offering price of $10.00 per Unit, and such allocations will be determined by the underwriters. There can be no assurance that the anchor investors will acquire any Units in the Proposed Public Offering, or as to the amount of such Units the anchor investors will retain, if any, prior to or upon the consummation of the initial Business Combination.

F-10

Public Warrants

No warrants are currently outstanding. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary share during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the Proposed Public Offering or the completion of the Company’s initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has not registered the Class A ordinary shares issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days following the initial Business Combination and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will has failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the reported last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending 3 business days before the Company sends the notice of redemption to the warrant holders.

Note 4—Private Placement

The Company’s Sponsor has agreed to purchase an aggregate of 2,715,000 Private Placement Warrants (or 2,865,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrants, for an aggregate purchase price of $2,715,000 (or $2,865,000 if the underwriters’ over- allotment option is exercised in full). The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. The placement warrants (including the Class A ordinary shares issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination, subject to certain exceptions.

The Private Placement Warrants and the warrants included in the units being sold in the offering are redeemable by the Company and exercisable by the holders on the same terms.

Note 5—Related Party Transactions

Founder Shares

On April 22, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 Class B ordinary shares, par value $0.0001. Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The Sponsor, directors and executive officers have agreed not to transfer, assign or sell any of their Founder Shares until earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

In September 2021, the Company received expressions of interest from anchor investors. Subject to each anchor investor purchasing 100% of the Units allocated to it, in connection with the closing of the Proposed Public Offering the Sponsor will sell 75,000 founder shares to each anchor investor (up to 750,000 founder shares in the aggregate) at their original purchase price. The Company will account for the fair value in excess of consideration paid with respect to the number of Founder Shares sold to the anchor investors as an offering cost that will be reflected as an increase to additional paid in capital offset by a reduction of the offering proceeds upon completion of the Proposed Public Offering.

F-11

Promissory Note—Related Party

On May 6, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and are due at the earlier of October 31, 2021 or the closing of the Proposed Public Offering. The loan will be repaid upon the closing of the Proposed Public Offering out of the offering proceeds not held in the Trust Account. As of June 30, 2021, the Company had borrowed $58,824 under the promissory note. As of April 22, 2021, the Company had no borrowings under the promissory note.

Working Capital Loans

In order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and April 22, 2021, the Company had no borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

Commencing on the date that the Company’s securities are first listed on the NASDAQ through the earlier of consummation of the initial Business Combination and the liquidation, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. The total amount over 12 months would be up to $120,000.

Note 6—Commitments & Contingencies

Registration Rights

The holders of the Founder Shares, the representative shares, Placement Warrants (including component securities contained therein) and warrants (including securities contained therein) that may be issued upon conversion of Working Capital Loans, any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary share) that may be issued upon exercise of the warrants as part of the Working Capital Loans and Class A ordinary share issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A ordinary share). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of one percent (1%) of the gross proceeds of the Proposed Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering, or $3,500,000 (or up to $4,025,000 if the underwriter’s over-allotment option is exercised in full), upon the completion of the Company’s initial Business Combination.

F-12

Expression of Interest

The Sponsor plans on entering into an agreement with one or more strategic investors (each referred to as an “anchor investor”) for the purchase of a certain number of Founder Shares at the same price our sponsor paid and has expressed an interest to purchase a number of units in the Proposed Public Offering and will provide that the underwriters to sell to our anchor investor such number of public units. Further, it is likely that the Company's agreement with the anchor investor will entail that if the anchor investor does not own a set minimum of public shares at the time of any shareholders vote with respect to an initial Business Combination or the business day immediately prior to the completion of our initial Business Combination, it will transfer to the Sponsor all or a portion of the Founder Shares it purchased prior to this offering on a pro rata basis. In such a case, the Sponsor (or its designee), will repurchase all of the Private Placement Warrants held by our anchor investor at its original purchase price. The Company can make no assurance that the anchor investor will acquire any public units in the Proposed Public Offering or what amount of equity our anchor investor will retain, if any, upon the completion of the Company's Business Combination. As a result of the Founder Shares and Private Placement Warrants that the anchor investor may hold, it may have different interests with respect to a vote on an initial Business Combination than other public shareholders.

Representative Shares

The Company has agreed to issue to Hutton and/or its designees, 100,000 ordinary shares (115,000 shares if the underwriters exercise their over-allotment option in full) upon the consummation of the Proposed Public Offering. Hutton has agreed not to transfer, assign or sell any such ordinary shares until the completion of the initial Business Combination. In addition, Hutton has agreed (i) to waive its redemption rights with respect to such ordinary shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such ordinary shares if the Company fails to complete its initial Business Combination within 12 months (or during any Extension Period).

The ordinary shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement of which the Proposed Public Offering forms a part pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which the Proposed Public Offering forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Proposed Public Offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

Note 7—Shareholders’ Equity

Preference shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021, there were no preference shares issued or outstanding.

Class A ordinary shares—The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. At June 30, 2021 and April 22, 2021, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares—The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. At June 30, 2021 and April 22, 2021, there were 2,875,000 Class B ordinary shares issued and outstanding. Of the 2,875,000 Class B ordinary shares, an aggregate of up to 375,000 shares are subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders.

The Class B ordinary shares and will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the trust account if the Company does not consummate an initial Business Combination) at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the completion of the Proposed Public Offering, plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued to any seller in the initial Business Combination and any Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans, unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to September 24, 2021, the date that the financial statements were issued. Based on this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, other than as disclosed in Notes 3, 5 and Note 6.

F-13

10,000,000 Units

Fat Projects Acquisition Corp

PROSPECTUS

[      ], 2021

EF HUTTON

division of Benchmark Investments, LLC

Until            , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary share, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated approximate expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA Expenses	145,000
Accounting fees and expenses	50,000
Printing and engraving expenses	45,000
Reimbursement to underwriters for expenses	150,000
Legal fees and expenses	350,000
Nasdaq listing and filing fees	75,000
Miscellaneous	50,000
Total	$865,000

Item 14.     Indemnification of Directors and officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association, a form of which is to be filed as an exhibit to this Registration Statement. We expect to purchase a policy of officers’ and directors’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, as well as any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us, and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.     Recent Sales of Unregistered Securities.

On April 22, 2021, Fat Projects SPAC Pte. Ltd., our sponsor, purchased an aggregate of 2,875,000 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding ordinary shares upon completion of this offering (excluding the placement warrant and underlying securities and the representative shares). All such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

On or before the date of the prospectus accompanying this registration statement, our sponsor has agreed to purchase an aggregate of 2,715,000 placement warrants (or 2,865,000 placement warrants if the over-allotment option is exercised in full), at a price of $1.00 per warrant, for an aggregate purchase price of $2,715,000 ($2,865,000 if the over-allotment option is exercised in full). These placement warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. Subscription agreements will be entered into with our sponsor in connection with these placement warrant and copies of such agreements will be attached as exhibits to this registration statement.

Item 16.     Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.     Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association***
3.3	Third Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Unit Certificate**
4.2	Specimen Class A ordinary share Certificate*
4.3	Specimen Warrant Certificate** (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP*
5.2	Opinion of Walkers, Cayman Islands Legal Counsel to the Registrant*
10.1	Form of Letter Agreement among the Registrant and our officers, directors, advisors and Fat Projects SPAC Pte Ltd*
10.2	Promissory Note, dated May 6, 2021, issued to Fat Projects SPAC Pte. Ltd.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders**
10.5	Securities Subscription Agreement, dated April 22, 2021, between the Registrant and Fat Projects SPAC Pte. Ltd. *
10.6	Form of Placement Warrant Purchase Agreement between the Registrant and Fat Projects SPAC Pte. Ltd. *
10.7	Form of Indemnity Agreement*
10.8	Form of Administrative Support Agreement by and between the Registrant and Fat Projects SPAC Pte. Ltd.*
14	Form of Code of Ethics*
23.1	Independent Registered Public Accounting Firm’s Consent**
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)*
23.3	Consent of Walkers, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2)*
24	Power of Attorney (included on the signature page to the initial filing of this Registration Statement)*
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Consent of Abel Martins Alexandre*
99.4	Consent of Tina Wyer*
99.5	Consent of Stanton Sugarman*
99.6	Consent of Samir Addamine*
99.7	Consent of Alex Bono*

*	Previously Filed.
**	Filed herewith.
***	To be filed with amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sydney, on the 24th day of September, 2021.

Fat Projects Acquisition Corp

By:	/s/ David Andrada
Name: David Andrada
Title: Co-Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Tristan Lo and David Andrada his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tristan Lo	Co-Chief Executive Officer	September 24, 2021
Tristan Lo	(principal executive officer)

/s/ David Andrada	Co-Chief Executive Officer and Chief Financial Officer	September 24, 2021
David Andrada	(principal executive officer and accounting officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto on the 24th day of September, 2021.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Collen A. De Vries
Name: Collen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.